SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SENSIENT TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LOGO]

March 15, 2007

Dear Fellow Shareholder:

You are invited to attend the Annual Meeting of Shareholders of Sensient Technologies Corporation. The meeting will be held on Thursday, April 26, 2007, at 2:00 p.m., Central Time, at the Peninsula Hotel, 108 East Superior Street, Chicago, Illinois.

We hope that you will be able to join us at the meeting to review the year and take a look at what the future holds for our company. In addition, the business to be transacted is: (i) to elect eight directors of the Company as described in the accompanying Proxy Statement; (ii) to ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors of the Company for 2007; (iii) to approve the Sensient Technologies Corporation 2007 Restricted Stock Plan; and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof.

Whether or not you plan to attend, it is important that you exercise your right to vote as a shareholder. Please indicate your vote on the enclosed proxy card and return it promptly using the envelope provided or vote by telephone or by Internet according to the instructions on the enclosed proxy card. Be assured that your votes are completely confidential.

On behalf of the officers and directors of the Company, we want to thank you for your continued support and confidence.

Sincerely,

/s/ Kenneth P. Manning
Kenneth P. Manning
Chairman, President and Chief Executive Officer

Enclosures

SENSIENT TECHNOLOGIES CORPORATION

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Notice of Annual Meeting

To Be Held April 26, 2007

To the Shareholders of

Sensient Technologies Corporation:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders (“Meeting”) of Sensient Technologies Corporation, a Wisconsin corporation (“Company”), will be held at the Peninsula Hotel, 108 East Superior Street, Chicago, Illinois on Thursday, April 26, 2007, at 2:00 p.m., Central Time, for the following purposes:

1.	To elect eight directors of the Company as described in the accompanying Proxy Statement.

2.	To ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors of the Company for 2007.

3.	To approve the Sensient Technologies Corporation 2007 Restricted Stock Plan.

4.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on February 27, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

We encourage you to attend the Meeting and vote your shares in person. However, whether or not you are able to attend the Meeting, please complete the enclosed proxy and return it promptly using the envelope provided or vote by telephone or by Internet according to the instructions on the enclosed proxy card, so that your shares will be represented at the Meeting. You may revoke your proxy at any time before it is actually voted by notice in writing to the undersigned or by attending the Meeting and voting in person. Your attention is directed to the attached proxy statement and accompanying proxy.

On Behalf of the Board of Directors

John L. Hammond
Secretary

Milwaukee, Wisconsin

March 15, 2007

SENSIENT TECHNOLOGIES CORPORATION

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(414) 271-6755

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

to be held on

April 26, 2007

GENERAL

This proxy statement and accompanying proxy are first being furnished to the shareholders of Sensient Technologies Corporation, a Wisconsin corporation (“Company”), beginning on or about March 15, 2007, in connection with the solicitation by the Board of Directors of the Company (“Board”) of proxies for use at the Company’s 2007 Annual Meeting of Shareholders to be held at the Peninsula Hotel, 108 East Superior Street, Chicago, Illinois on Thursday, April 26, 2007, at 2:00 p.m., Central Time, and at any adjournments thereof (“Meeting”), for the purposes set forth in the attached Notice of Annual Meeting and in this proxy statement.

Accompanying this proxy statement are a Notice of Annual Meeting and a form of proxy solicited by the Board for the Meeting. The Annual Report to Shareholders, which also accompanies this proxy statement, contains financial statements for the three years ended December 31, 2006, and certain other information concerning the Company. The Annual Report and financial statements are neither a part of this proxy statement nor incorporated herein by reference.

Only holders of record of the Company’s Common Stock (“Common Stock”) as of the close of business on February 27, 2007, are entitled to notice of, and to vote at, the Meeting. On that date, the Company had 46,831,413 shares of Common Stock outstanding, each of which is entitled to one vote on each proposal submitted for shareholder consideration at the Meeting.

A proxy, in the enclosed form, which is properly executed, duly returned to the Company or its authorized representatives or agents and not revoked or which has been properly voted by telephone or by Internet according to the instructions on the enclosed proxy card and not revoked will be voted in accordance with the shareholder’s instructions contained in the proxy. If no instructions are indicated on the proxy, the shares represented thereby will be voted as follows:

•	FOR the Board’s eight nominees for director;

•	FOR ratification of the Board’s appointment of Ernst & Young LLP as the Company’s independent auditors for 2007;

•	FOR approval of the Sensient Technologies Corporation 2007 Restricted Stock Plan (the “2007 Plan”); and

•	On such other matters that may properly come before the Meeting in accordance with the best judgment of the individual proxies named in the proxy.

Any shareholder giving a proxy may revoke it at any time before it is exercised at the Meeting by delivering written notice thereof to the Secretary of the Company. Any shareholder attending the Meeting may vote in person whether or not the shareholder has previously filed a proxy. Presence at the Meeting by a shareholder who has signed a proxy does not in itself revoke the proxy. The shares represented by all properly executed proxies received prior to the Meeting and not revoked will be voted as directed by the shareholders.

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company in person, by telephone or by telegram. The Company will use the services of D. F. King & Co., Inc., New York, New York, to aid in the solicitation of proxies. Their charges will be $7,500 plus reasonable expenses. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners.

ITEM 1.

ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members who are all elected each year for one-year terms. All of the nominees are currently directors of the Company.

It is intended that the persons named as proxies in the accompanying proxy will vote FOR the election of the Board’s eight nominees. If any nominee should become unable to serve as a director prior to the Meeting, the shares represented by proxies otherwise voted in favor of the Board’s eight nominees or which do not contain any instructions will be voted FOR the election of such other person as the Board may recommend.

Under Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, “plurality” means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen in the election. Therefore, any shares of Common Stock which are not voted on this matter at the Meeting (whether by abstention, broker nonvote or otherwise) will have no effect on the election of directors at the Meeting.

Pursuant to the Company’s Bylaws, written notice of other qualifying nominations by shareholders for election to the Board must have been received by the Secretary no later than 50 days before the meeting, or March 7, 2007. As no notice of any other nominations was received, no other nominations for election to the Board of Directors may be made by shareholders at the Meeting.

Set forth below is certain information about the Board’s nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR ALL NOMINEES.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Name, Age and Committees		Position with Company or Other Occupation	Year First Elected Director
Hank Brown A, F, N	67	President of the University of Colorado, since August 2005; President and Chief Executive Officer, The Daniels Fund, a charitable foundation, from July 2002 to July 2005; President of the University of Northern Colorado from July 1998 to June 2002; Director of Sealed Air Corporation.	2004

Dr. Fergus M. Clydesdale C, E, N, S	70	Distinguished University Professor and Head, Department of Food Science, College of Food and Natural Resources at the University of Massachusetts—Amherst.	1998

James A.D. Croft A, C, E, S	69	Retired; Director of Richard Ellis Holdings Limited, property and investment consultants until 1998; Chairman, Bartlodge, Ltd. since 1998.	1997

William V. Hickey A, E, F, N	62	President, Chief Executive Officer and Director of Sealed Air Corporation, a leading global manufacturer of a complementary line of protective, food and specialty packaging materials and systems; Director of Public Service Enterprise Group Incorporated.	1997

A—Audit Committee	F— Finance Committee
C—Compensation and Development Committee	N—Nominating and Corporate Governance Committee
E—Executive Committee	S—Scientific Advisory Committee

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Name, Age and Committees		Position with Company or Other Occupation	Year First Elected Director
Kenneth P. Manning E, S	65	Chairman of the Board, President and Chief Executive Officer of the Company; Director of Badger Meter, Inc. and Sealed Air Corporation.	1989

Peter M. Salmon F, S	57	President, The International Food Network, Inc., an international provider of research and development services for food and beverage products.	2005

Dr. Elaine R. Wedral S	62	Retired; President of Nestle’s Research and Development, Worldwide Food Service Systems from 1988 to 2004; Director of Balchem Corporation.	2006

Essie Whitelaw C, N	59	Senior Vice President of Private Sector Claims Administration, Wisconsin Physician Services, a provider of health insurance and benefit plan administration, since 2001; President and Chief Operating Officer of Blue Cross & Blue Shield of Wisconsin, a comprehensive health insurer, to 2000.	1993

A—Audit Committee	F— Finance Committee
C—Compensation and Development Committee	N—Nominating and Corporate Governance Committee
E—Executive Committee	S—Scientific Advisory Committee

Except as noted, all nominees have held their current positions or otherwise have served in their respective positions with the listed organizations for more than five years. No director, nominee for director or executive officer had any material interest, direct or indirect, in any business transaction of the Company or any subsidiary during 2006, nor does any director, nominee or executive officer have any material interest, direct or indirect, in any such proposed transaction. The Board has determined that all members of the Board, except Mr. Manning, are independent under the applicable rules of the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”). See “Corporate Governance-Director Independence” below.

Corporate Governance

Board Meetings and Meeting Attendance

The Board of Directors met five times during 2006. Each director attended at least 75% of the meetings of the Board and the Board Committees on which he or she served that were held during the period in which he or she was a director in 2006. The Company’s Corporate Governance Guidelines provide that all directors are expected to attend the Annual Meeting of Shareholders. In 2006, all Board members attended the Annual Meeting of Shareholders.

Committees of the Board of Directors

Executive Committee

The Executive Committee of the Board of Directors, which currently consists of Messrs. Croft, Hickey and Manning and Dr. Clydesdale, met once in 2006. This Committee has the power and authority of the Board of Directors in directing the management of the business and affairs of the Company in the intervals between Board of Directors meetings, except to the extent limited by law, and reports its actions at regular meetings of the Board.

Audit Committee

The Audit Committee of the Board of Directors met ten times during 2006. Messrs. Brown, Croft and Hickey are the current members of the Audit Committee. All members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange and the SEC. This Committee, among other things: (i) has sole responsibility to appoint, terminate, compensate and oversee the independent auditors of the Company and to approve any audit and permitted non-audit work by the independent auditors; (ii) reviews the adequacy and appropriateness of the Company’s internal control structure and recommends improvements thereto, including management’s assessment of internal controls and the internal audit function; (iii) reviews with the independent auditors their reports on the consolidated financial statements of the Company and the adequacy of the financial reporting process, including the selection of accounting policies; (iv) reviews and discusses with management the Company’s practices regarding earnings press releases and the provision of financial information and earnings guidance to analysts and ratings agencies; (v) obtains and reviews an annual report of the independent auditor covering the independent auditor’s quality control, any inquiry or investigation by governmental or professional authorities within five years and independence; (vi) sets hiring policies for employees or former employees of the independent auditor; (vii) establishes procedures for receipt of complaints about accounting or auditing matters; and (viii) reviews the adequacy and appropriateness of the various policies of the Company dealing with the principles governing performance of corporate activities. These policies, which are set forth in the Company’s Code of Conduct, include antitrust compliance, conflict of interest and business ethics. The Board of Directors has adopted a written charter for the Audit Committee, which is incorporated in the Company’s Bylaws and posted on its website. The Audit Committee reviews and reassesses the adequacy of this charter at least annually. The Board also approved on December 5, 2002, a Code of Ethics for Senior Financial Officers, as contemplated by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Board has determined that Mr. Hickey is an audit committee financial expert in accordance with SEC rules. Any changes made to the Code of Ethics, and any waivers granted thereunder, will be posted and available on the Company’s website.

Compensation and Development Committee

The current members of the Compensation and Development Committee of the Board of Directors, which held three meetings during 2006, are Mr. Croft, Dr. Clydesdale and Ms. Whitelaw. This Committee, among other things: (i) reviews and approves all compensation programs for senior management of the Company, including salary structure, base salary and short-term and long-term incentive compensation plans, including stock options and non-qualified fringe benefit programs; (ii) prepares reports for, and reviews compensation-related disclosures in, the annual proxy statement; (iii) reviews and approves annual changes in each elected officer’s compensation including base salary and short-term and long-term incentive awards, and approves all executive employment contracts; (iv) annually recommends to the Board of Directors the election of Company officers; and (v) annually reviews the performance of the Chief Executive Officer and reviews and approves the Chief Executive Officer’s management development and succession plans for the Company.

See “Compensation Discussion and Analysis” regarding various Committee policies and procedures and “Compensation and Development Committee Report” for the Committee’s report on 2006 executive compensation.

Finance Committee

The Finance Committee of the Board of Directors, which currently consists of Messrs. Brown, Hickey and Salmon, held four meetings during 2006. Among other things, this Committee reviews and monitors the Company’s financial planning and structure to ensure conformity with the Company’s requirements for growth and fiscally sound operation, and also reviews and approves: (i) the Company’s annual capital budget, long-term financing plans, existing credit facilities and investments and commercial and investment banking relationships; (ii) existing insurance programs, foreign currency management and the stock repurchase program; and (iii) the financial management and administrative operation of the Company’s qualified and nonqualified benefit plans.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors, which currently consists of Messrs. Brown and Hickey, Dr. Clydesdale and Ms. Whitelaw, met twice during 2006. Each member of the Committee satisfies New York Stock Exchange independence requirements. Among other functions, this Committee: (i) studies and makes recommendations concerning the composition of the Board of Directors and its committee structure, and reviews the compensation of Board and Committee members; (ii) recommends persons to be nominated by the Board of Directors for election as directors of the Company and to serve as proxies at the annual meeting of shareholders; (iii) considers nominees recommended by shareholders; (iv) assists the Board in its determination of the independence of each director; (v) develops corporate governance principles for the Company and reassesses such principles annually; and (vi) oversees the system of corporate governance and the evaluation of the Board and management from a corporate governance standpoint. The Committee identifies and recommends candidates it believes are qualified and suitable to serve as a director consistent with the criteria for selection of directors adopted by the Board. A copy of the Company’s Director Selection Criteria is attached as Appendix A to this proxy statement. Recommendations for Board candidates may be made to the Committee by the Company’s Chairman and Chief Executive Officer, other current Board members and Company shareholders. The Committee also from time to time utilizes the services of third-party search firms. Once appropriate candidates are identified, the Committee evaluates their qualifications to determine which candidate best meets the Company’s Director Selection Criteria, without regard to the source of the recommendation. Recommendations by shareholders for director nominees should be forwarded to the Secretary of the Company, who will relay such information to the Committee Chair. The recommendations should identify the proposed nominee by name, should describe every arrangement or understanding with such person and should provide at least the detailed information about the nominee that is required by SEC rules for the solicitation of proxies for election of directors. Shareholders should look to the information required pursuant to the Company’s Bylaws for shareholder nominations as a guide to the information required. Under the Company’s Bylaws, shareholders also have the right to directly nominate a person for election as a director so long as the advance notice and informational requirements contained in the Bylaws are satisfied. See the discussion under “Future Shareholder Proposals and Nominations” below.

Scientific Advisory Committee

The Scientific Advisory Committee of the Board of Directors, which currently consists of Drs. Clydesdale and Wedral and Messrs. Croft, Manning and Salmon, met twice during 2006. Among other functions, this

Committee: (i) reviews the Company’s research and development programs with respect to the quality and scope of work undertaken; (ii) advises the Company on maintaining product leadership through technological innovation; and (iii) reports on new technological trends and regulatory developments that would significantly affect the Company and suggests possible new emphases with respect to its research programs and new business opportunities.

Committee Charters and Other Governance Documents

Charters for the Audit, Compensation and Development, and Nominating and Corporate Governance Committees of the Company’s Board of Directors, as well as the Company’s Code of Conduct, Standards of Conduct for International Employees, Code of Ethics for Senior Financial Officers, and Corporate Governance Guidelines are available on the Company’s website (www.sensient-tech.com), and are available in print to any shareholder upon request. If there are any amendments to the Code of Conduct, the Standards of Conduct, the Code of Ethics or the Corporate Governance Guidelines, or if waivers from any of them are granted for executive officers or directors, those amendments or waivers also will be posted on the Company’s website.

Executive Sessions of Independent Directors

The Company’s independent directors, who also constitute the non-management directors, meet at regularly scheduled executive sessions without management not less frequently than three times per year. The independent directors held three executive sessions during 2006. The responsibility for presiding at each meeting of independent directors is rotated among all independent members of the Board of Directors in alphabetical order.

Interested parties who wish to make their concerns known by communicating directly with the presiding independent director or with the independent directors or the Board as a group may do so in writing addressed to the attention of the Company Secretary. The Company’s Corporate Governance Guidelines provide that all such communications will be relayed by the Company Secretary to the appropriate independent director unless the content is obviously inappropriate for Board or independent director review.

Director Independence

The Company’s Corporate Governance Guidelines provide guidelines for determining whether a director is independent from management. For a director to be considered independent, the Board must make an affirmative determination that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The guidelines contain the following specific criteria, which reflect the currently applicable New York Stock Exchange rules, to assist the Board in determining whether a director has a material relationship with the Company. A director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

•

The director has received, or has an immediate family member who has received for service as an executive officer, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (other than fees in connection with services as director or other non-contingent deferred compensation for prior service).

•

(A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company and any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

In addition, the guidelines state that no director shall be independent unless he or she shall meet the requirements for independence under applicable securities laws. For purposes of determining independence, the “Company” includes any parent or subsidiary in a consolidated group with the Company.

Based on these criteria, the Board has affirmatively determined that Messrs. Brown, Croft, Hickey and Salmon, Drs. Clydesdale and Wedral and Ms. Whitelaw (who are all of the members of the Board except Mr. Manning) are independent under the applicable rules of the New York Stock Exchange and the Securities and Exchange Commission and the Company’s independence criteria. In making this determination, the Board reviewed information provided by each of the directors to the Company. None of the directors identified as independent had any material relationship with the Company or its senior executive officers.

The Company has no relationships with any of the independent directors (other than as a director and a shareholder), except that Sealed Air Corporation, of which Mr. Hickey is President and Chief Executive Officer, purchased $98,657 and $107,820 in colors from one or more units of the Company in 2006 and 2005, respectively. The Board determined that this immaterial relationship did not impair Mr. Hickey’s independence.

Director Compensation and Benefits

Directors who are not employees of the Company received during 2006 an annual retainer of $30,000 and fees of $1,500 for each Board and Committee meeting attended in addition to reimbursable expenses for such attendance. Each Committee chairperson received an additional $5,000 annually for serving in that capacity.

The Company has an unfunded retirement plan for non-employee directors who have completed at least three years of service with the Company as a director. The plan provides a benefit equal to the annual retainer for directors in effect at the time of the director’s departure from the Board. This benefit, payable only during the lifetime of the participant, continues for a period equal to the amount of time the individual was an active director. During the benefit period, the participant must be available to the Chairman of the Board for consultation.

The Company has a Directors’ Deferred Compensation Plan available to any director who is entitled to compensation as a Board member. Under this plan, the maximum amount that is eligible to be deferred is the total of all fees paid to the director by reason of his or her membership on the Board or any Committee thereof. The plan provides that directors may defer all or part of their director fees and the deferral may be in cash or Common Stock. The fees deferred in cash are credited to individual deferred compensation accounts which bear interest at the rate of 8.0% per annum. The amounts deferred pursuant to this plan will be paid either: (i) in a lump sum on January 31st of the calendar year following the year in which the director ceases to be a director or on January 31st of any year thereafter; or (ii) in five equal consecutive annual installments commencing on January 31st of the first calendar year after the director ceases to serve as a director. In the event of death, the balance in a director’s account will be paid in a lump sum to a designated beneficiary or to the director’s estate.

The Company has a Directors Stock Option Plan for any director who is not an employee of the Company. The plan provides for each director to be granted options to purchase 2,000 shares of the Company’s common stock annually on May 1. The options have an exercise price equal to the market price of the Company’s stock on the date of grant and vest in increments of one-third of the total grant on each of the first, second and third anniversaries of the date of grant.

The Company also has a Directors Stock Plan for any director who is not an employee of the Company. This plan provides for an annual grant of 900 shares of the Company’s common stock to each non-employee director on the Annual Meeting date. The shares vest in increments of one-third of the total grant on each of the first, second and third anniversaries of the date of grant.

Set forth below is a summary of the compensation paid to each non-employee director in fiscal 2006:

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(2)(3)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
H. Brown	$68,000	$16,226	$7,981	$28,000	$—	$120,207
Dr. F. M. Clydesdale	57,500	16,938	9,145	11,000	—	94,583
J. A. D. Croft	74,000	16,938	9,145	9,000	—	109,083
W. V. Hickey	73,000	16,938	9,145	14,000	—	113,083
P. M. Salmon	48,000	4,061	2,316	26,331	—	80,708
Dr. E. R. Wedral	30,000	4,061	2,316	25,000	—	61,377
E. Whitelaw	45,000	16,938	9,145	7,000	—	78,083
M. Batten (5)	17,225	22,964	11,789	—	27,775	79,753
J. Bergstrom (5)	9,725	22,964	11,789	—	27,775	72,253

(1)	Includes annual retainer, attendance and chairmanship fees.

(2)	The amounts in the table reflect the compensation expense recognized by the Company during 2006 for stock awards and option awards to the named director in 2003 to 2006. In December 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), which requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value of the equity awards at the time of grant. The compensation expense is required to be recognized over the vesting period. The requirements of SFAS No. 123(R) became effective beginning in the first quarter of fiscal 2006. The assumptions used to determine the valuation of the awards are discussed in note 5 to our consolidated financial statements. The grant date fair value of the 2006 stock award to each director was $18,225, and the grant date fair value of the 2006 option award to each director was $10,400.

(3)	The options have an exercise price equal to the market price of the Company’s stock on the date of grant and vest in increments of one-third of the total grant on each of the first, second and third anniversaries of the date of grant.

(4)	Each non-employee director had the following equity awards outstanding as of the end of fiscal 2006:

Name	Option Awards	Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Shares of Stock That Have Not Vested (#)
H. Brown	6,000	1,800
Dr. F. M. Clydesdale	14,000	1,800
J. A. D. Croft	14,000	1,800
W. V. Hickey	14,000	1,800
P. M. Salmon	2,000	900
Dr. E. R. Wedral	2,000	900
E. Whitelaw	14,000	1,800
M. Batten (5)	12,000	—
J. Bergstrom (5)	8,000	—

(5)	Mr. Batten and Mr. Bergstrom each retired from service as a director during 2006. The amounts in the “All Other Compensation” column of the 2006 Director Compensation Table reflect payments to Messrs. Batten and Bergstrom in 2006 under the Company’s unfunded retirement plan.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee of the Board (“the Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2006, the Committee met ten times. The Committee discussed the financial information contained in each quarterly earnings announcement and in each of the Company’s Forms 10-Q and 10-K with the Company’s Vice President and Chief Financial Officer, its Vice President, Controller and Chief Accounting Officer and its independent auditors prior to release of the earnings announcement and prior to filing the Company’s Forms 10-Q and 10-K with the Securities and Exchange Commission, respectively. During each fiscal quarter of 2006, the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Forms 10-Q and 10-K were reviewed, including the Company’s disclosure controls and procedures and internal controls.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that may impact their objectivity and independence. The Committee has also considered whether the provision of any non-audit services by the auditors is compatible with maintaining the auditors’ independence. The Committee is satisfied as to the auditors’ independence. The Committee also discussed with management, the Company’s internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scopes and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by the Public Company Accounting Oversight Board, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations and met separately with the Company’s internal auditors.

Audit Fees

During the years ended December 31, 2006 and 2005, aggregate fees (including expenses) for the annual audit of the Company’s financial statements were approximately $2,118,000 and $2,347,000, respectively. Audit fees include fees for the audit of the Company’s consolidated financial statements, fees for statutory audits of foreign entities, fees for quarterly review services and fees related to the Company’s SEC filings.

Audit-Related Fees

During the years ended December 31, 2006 and 2005, aggregate fees (including expenses) for audit-related services provided by the independent auditors were $0 and approximately $59,000, respectively. Audit-related fees include fees for audits of the Company’s employee benefit plans, non-audit related accounting consultations and acquisition due diligence services.

Tax Fees

During the years ended December 31, 2006 and 2005, aggregate fees (including expenses) for tax services provided by the independent auditors were approximately $114,000 and $339,000, respectively. Tax services include tax compliance, tax advice and tax planning.

All Other Fees

No other fees were paid to the Company’s auditors in 2006 or 2005.

All of the services described above were approved by the Audit Committee. At its February 2007 meeting, the Committee reviewed and approved resolutions continuing the Company’s Audit Committee Pre-Approval Policy for a new twelve-month period. This policy provides that the Committee is required to pre-approve all audit and non-audit services performed by the independent auditor and specifies certain audit, audit-related and tax services that have general pre-approval for the next twelve months, subject to specified dollar limits. The policy also provides that any services by the independent auditor not generally pre-approved or above the specified dollar limits must be submitted for pre-approval by the Audit Committee. Pursuant to the resolutions and the policy, the Chairman of the Audit Committee has the authority to grant pre-approval when necessary, provided that such pre-approval is reported to the Committee at its next meeting.

The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2006, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. As further discussed in Item 2, “Ratification of Appointment of Independent Auditors,” the Committee has appointed Ernst & Young LLP, subject to shareholder approval, to be the independent auditors for 2007 and the Board recommended that the shareholders ratify that appointment.

Date: February 8, 2007

Hank Brown,
Chairman

James A.D. Croft
William V. Hickey

PRINCIPAL SHAREHOLDERS

Management

The following table sets forth certain information as of February 27, 2007, regarding the beneficial ownership of Common Stock by each of the executive officers of the Company who is named in the Summary Compensation Table below (“named executive officers”), each director and nominee, and all of the directors and executive officers of the Company as a group. Except as otherwise indicated, all shares listed are owned with sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership and Percent of Class (1)(2)(3)
Hank Brown	10,537
Richard Carney	239,626
Dr. Fergus M. Clydesdale	16,998
James A.D. Croft	25,152
John L. Hammond	229,083
William V. Hickey	18,411
Richard F. Hobbs	448,017
Kenneth P. Manning	1,262,086
Ralph G. Pickles	216,095
Peter M. Salmon	3,301
Dr. Elaine R. Wedral	916
Essie Whitelaw	15,845
All directors and executive officers as a group (18 persons)	2,814,044

(1)	Except for Mr. Manning, who beneficially owns 2.7% of the outstanding Common Stock, no director or named executive officer beneficially owns 1% or more of the Company’s Common Stock. The beneficial ownership of all directors and executive officers as a group represents 6.0% of the outstanding Common Stock. In each case this percentage is based upon the assumed exercise of that number of options which are included in the total number of shares shown (see Note (2), below).

(2)	Includes the following shares subject to stock options which are currently exercisable or exercisable within 60 days of February 27, 2007: Mr. Brown—2,000 shares; Mr. Carney—135,333 shares; Mr. Hammond—144,333 shares; Mr. Hobbs—308,833 shares; Mr. Manning—850,666 shares; Mr. Pickles—152,266 shares; each director (other than Messrs. Brown, Salmon and Manning and Dr. Wedral)—10,000 shares; and all directors and executive officers as a group—1,852,761 shares.

(3)	Includes 3,700 shares held by Mr. Brown’s wife, 2,800 shares held by Mr. Carney’s wife and 2,000 shares held by Mr. Manning’s wife.

Other Beneficial Owners

The following table sets forth information regarding beneficial ownership by those persons whom the Company believes to be beneficial owners of more than 5% of the Common Stock of the Company as of February 27, 2007, based solely on review of filings made with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Class (1)
Gabelli Asset Management Inc. (2)	5,564,756	11.88%
Dimensional Fund Advisors LP (3)	3,213,175	6.86%
NFJ Investment Group L.P. (4)	2,456,950	5.25%
Barclays Global Investors, NA (5)	2,477,009	5.29%

(1)	All percentages are based on 46,831,413 shares of Common Stock outstanding as of February 27, 2007.

(2)	Gabelli Asset Management Inc., One Corporate Center, Rye, NY 10580, filed a Schedule 13D/A dated February 12, 2007, amending the Schedule 13D which was originally filed on April 16, 2001, which reported on behalf of Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer (collectively, the “Gabelli Investors”). As reported in the filing, the Gabelli Investors held sole voting and dispositive power with respect to 5,564,756 shares, except that one affiliate does not have the authority to vote 159,600 of the reported shares and in certain cases the proxy voting committee of a Gabelli registered investment company may exercise voting power with respect to the shares held by such fund. The Gabelli Investors do not admit that they constitute a group. The ownership information contained herein is based in its entirety on information set forth in the Schedule 13D, as amended through February 12, 2007.

(3)	Dimensional Fund Advisors LP, 1299 Ocean Avenue, Santa Monica, CA 90401, filed a Schedule 13G dated February 1, 2007, and an amendment thereto, which reported that as of December 31, 2006, it furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. In that capacity, it reported that it had sole power to vote or dispose of the shares listed, but it otherwise disclaimed beneficial ownership of the securities.

(4)	NFJ Investment Group L.P. (“NFJ”), 2100 Ross Avenue, Suite 1840, Dallas, Texas 75201, filed a Schedule 13G dated February 8, 2007, which reports that NFJ has sole voting and sole dispositive power with respect to the reported shares as of December 31, 2006. NFJ reports that the filing is made on behalf of NFJ itself and/or certain investment advisory clients or discretionary accounts relating to the collective beneficial ownership of shares of common stock. NFJ is a registered investment advisor.

(5)	Barclays Global Investors, NA and Barclays Global Fund Advisors, 45 Fremont Street, San Francisco, CA 94105, jointly filed a Schedule 13G dated January 31, 2007, which reported that as of December 31, 2006 they held sole power to vote 2,275,980 shares and had sole dispositive power with respect to 2,477,009 shares of Common Stock. They stated that all of the shares are held in trust accounts for the economic benefit of beneficiaries of those accounts.

COMPENSATION AND DEVELOPMENT COMMITTEE REPORT

The duties and responsibilities of the Compensation and Development Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) are set forth in a written charter adopted by the Board, as set forth on the Company’s website at www.sensient-tech.com. The Compensation Committee reviews and reassesses this charter annually and recommends any changes to the Board for approval.

As part of the exercise of its duties, the Compensation Committee has reviewed and discussed the following “Compensation Discussion and Analysis” contained in this proxy statement with management. Based upon that review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s annual report to shareholders on Form 10-K and included in this proxy statement.

James A.D. Croft, Chairman

Dr. Fergus M. Clydesdale

Essie Whitelaw

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Recent Changes to Executive Compensation Program

The pages below discuss the material elements of Sensient’s compensation program for its executive officers, in accordance with the new SEC rules regarding executive compensation disclosure. We believe the following points may assist you in reviewing these disclosures and in understanding the Company’s executive compensation decisions for 2006.

Compensation for 2006 is Tied to Strong Company Financial Performance.    Sensient achieved excellent financial results during 2006. Those results contributed to a 37% increase in the Company’s stock price for the benefit of our shareholders. Sensient’s compensation program is intentionally designed to link executive and shareholder interests through equity-based compensation arrangements and to recognize individual contributions toward the achievement of corporate goals and objectives. As a result, a substantial portion of 2006 executive compensation reflects both the improvement in the market price of Sensient’s stock during 2006 and the Company’s performance well in excess of the earnings goal set in advance for the year in our annual cash incentive compensation plan.

Some Reported Compensation Exceeds Current Compensation Awards and Payments.    The Compensation and Development Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) focuses primarily on granting awards or making payments with respect to a given year, rather than upon the accounting for those payments and awards. In contrast, some aspects of the SEC’s proxy statement compensation disclosure rules are based on the accounting treatment and require us to include in the executive compensation tables for 2006 some significant amounts that are not directly related to compensation actually awarded for 2006. For example, the required disclosures related to options and restricted stock awards focus upon compensation expense for accounting purposes rather than on the value of awards we actually made during the year. The amounts disclosed can exceed the value of the awards actually made to an executive, especially as the executive approaches the normal retirement age of 65. Mr. Manning attained age 65 in January 2007. As a result, an unusually large portion of our compensation expense related to equity awards over the past several years is required to be included in the 2006 compensation amounts reported in this proxy statement. This multi-year expense number significantly exceeds the fair value of the equity awards actually made during 2006. Another prime example is that the portion of reported 2006 compensation related to changes in pension values and deferred compensation earnings is directly related to the pension expense calculated for accounting purposes, rather than any amounts actually paid or earned in the current year.

Improvements to Our Compensation Design for 2007 and Beyond.    We recently have made some significant revisions in the design of our compensation program for 2007 and future years. (1) We do not intend to grant additional stock options to our executives in 2007 and future years, relying instead on future awards of restricted stock. (2) Future equity awards will not include the tax gross-up feature that has been included in our equity awards for many years. (3) The new restricted stock plan we are recommending for shareholder approval will permit awards that include restrictions related to any of a number of specified performance goals or criteria. (4) The 2007 awards under our annual cash incentive plan include increased earnings per share targets and also include additional targets for improved cash flow and return on invested capital as well as the levels of working capital and selling, general and administrative expenses. These changes further our goal of aligning the interests of Sensient and its shareholders with our executives’ incentives in a way that enables us to attract and retain the best possible executive talent. These changes will operate prospectively, so they are not reflected in the compensation tables included below.

The Compensation Committee

The Compensation Committee is composed entirely of independent, non-employee directors, as determined using New York Stock Exchange listing standards. The Committee oversees Sensient’s executive compensation programs. Among the Committee’s responsibilities are to:

•

review and approve all compensation plans and programs (philosophy and guidelines) of the corporation and, in consultation with senior management, oversee the development and implementation of the corporation’s compensation program, including salary structure, base salary, short and long-term incentive compensation plans (such as stock options and restricted stock awards) and nonqualified benefit plans and programs;

•

at least annually, review and approve all compensation arrangements and changes in the compensation of the Chief Executive Officer and the other officers appointed by the Board of Directors, including, without limitation (i) base salary, (ii) short and long-term incentive awards and opportunities, (iii) employment agreements, severance arrangements and change of control agreements/provisions, in each case as, when and if appropriate, and (iv) any special or supplemental benefits;

•

at least annually, review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, report the results of such evaluation to the Board of Directors and set the Chief Executive Officer’s compensation level based on this evaluation;

•	review and approve all awards under the Company’s Stock Option Plans;

•

review and make recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans, oversee the administration of these plans and discharge any responsibilities imposed on the Committee by any of these plans; and

•	approve all executive employment contracts.

This discussion and analysis is designed to assist your understanding of Sensient’s compensation objectives and philosophy, the Compensation Committee’s practices and the elements of total executive compensation.

Compensation Objectives and Philosophy

Sensient’s executive compensation program is designed:

•

to align Sensient’s interests with the interests of executives through an executive compensation program that recognizes individual contributions toward the achievement of corporate goals and objectives;

•	to link executive and shareholder interests through equity-based compensation arrangements;

•	to motivate these executives to successfully execute the Company’s business strategy;

•	to place Sensient’s compensation levels generally at approximately the 50th percentile for comparable positions at comparable companies; and

•	to attract and retain the best possible executive talent.

The executive compensation program ties a significant portion of executive compensation to the Company’s success in meeting specified financial goals and objectives. We determine compensation levels for Sensient’s executive officers based on several factors, including:

•	each executive officer’s role;

•	how important each position is to Sensient’s operations;

•	the total compensation of executives who perform similar duties at other companies;

•	the total compensation for the executive officer during the prior fiscal year;

•	how the executive officer may contribute to Sensient’s future success; and

•	other circumstances as appropriate.

The Committee intends that the compensation program both help the Company to attract and retain key executives and give executive officers an appropriate and meaningful incentive to achieve superior corporate and individual performance. Compensation levels for Sensient’s executive officers are designed to generally fall at approximately the 50th percentile for comparable positions reflected in the Comparable Company Data. The “Compensation Committee Practices” section below includes a description of the Comparable Company Data. Each material element of compensation is discussed further below.

In addition, the Committee considers other compensation and amounts payable to executive officers. This other compensation includes retirement compensation and potential payments in a situation involving a change of control of the Company. Retirement compensation is intended both to recognize, over the long term, services rendered to the Company as well as the practice that employers provide employees with retirement benefits. The supplemental retirement arrangements adopted by the Company also reflect a decision that limitations on covered compensation and potential benefits which would apply under the Internal Revenue Code generally ought not limit the retirement benefits that would otherwise apply to the Company’s most highly compensated employees.

The Committee also recognizes that situations involving a potential change of control of a company can be very disruptive to all of its employees, including executive officers. To help address the inherent potential conflict of interest between executive officers’ personal interests and other interests of a company and its shareholders, many companies provide key decision-making officers with agreements which will help protect them in the case of a change of control. Since 1988, the Company has had change of control agreements with its key executive officers. The Committee continues to believe these agreements remain important to the Company and therefore has continued them, although the Committee reviews them from time to time.

Finally, as with all companies, the Company provides various other benefits to its employees, including its executive officers. Many of these benefits, such as health insurance, are provided on the same basis to all salaried employees. In many respects, the types and amounts of those benefits have historically been driven by reference to the Company’s past practices. The Committee regularly reviews these and other benefits, including special benefits or “perks,” for executive officers.

Compensation Committee Practices

Each year the Committee conducts a review of the Company’s executive compensation program. That review includes a meeting with an independent compensation consultant to assess the effectiveness of Sensient’s executive compensation program and to compare it to similar programs of a group of corporations that the Committee determines are comparable for this purpose and represent the Company’s competition for executive talent. In 2005, Hewitt Associates (“Hewitt”) was retained to assist us in conducting a limited assessment of general market compensation practices and the compensation levels of Sensient’s executive officers. We refer to the results of this assessment as the “Comparable Company Data.” The Comparable Company Data was used to help establish and monitor compensation levels for Sensient’s executive officers, including use in the Committee’s determinations of 2006 compensation levels. In particular, with the assistance of Hewitt, the Committee determined that annual base salary and annual incentive plan bonus awards were in line with the Comparable Company Data, as were the restricted stock awards and other long-term incentive grant targets for executive officers.

The Compensation Committee has the sole authority to retain and terminate a consulting firm to assist in the evaluation of Chief Executive Officer or other executive officer compensation and has the sole authority to approve the consultant’s fees and other retention terms. As part of the process to retain Hewitt, the Committee considered Hewitt’s representations with respect to their practices and approach to maintaining independence. The Company also used Hewitt for certain actuarial services. The Company’s Vice President-Administration customarily assists the Committee in its determinations by helping compile and organize information, arranging meetings and acting as Company support for the Committee’s work. He also serves as the Committee’s officer contact but has no decision-making authority on the Committee. In reviewing the performance and establishing the compensation levels of other elected officers, the Committee takes into account the recommendations of Mr. Manning as Chief Executive Officer.

Generally, the Committee begins its consideration of annual cash and long-term incentive compensation in the Fall meeting to preliminarily discuss related considerations. Final determinations of salaries, annual incentives and long-term incentive compensation awards are made at the Committee’s meeting in connection with the Board’s regular meeting in December. Generally, salary changes become effective on January 1 of the following year. Stock options (if any) and restricted stock awards are granted effective as of the meeting date, and the stock options have an exercise price equal to the closing price of Sensient common stock on that date.

Cash and Incentive Compensation

The cash and incentive compensation for Sensient’s executive officers in 2006 included:

•	base salary;

•	annual incentive plan bonuses; and

•	stock awards and other long-term incentive compensation.

Base Salary

As with most companies, base salary is one of the key elements in attracting and retaining our key officers. When determining the amount of base salary for a particular executive, we consider (among other factors) market data, prior salary, job responsibilities and changes in job responsibilities, individual experience, demonstrated leadership, performance potential, Company and individual performance and retention considerations. These factors ordinarily are not weighed or ranked in any particular way. For 2006, the executive officers’ base salaries were generally derived from the 50th percentile of the range of base pay levels of similarly positioned executives in comparable companies. We reviewed situations where executive officers’ salaries were substantially above or below that level. We discuss the specific method used to determine the base salary for Mr. Manning in the section entitled “2006 Compensation for Mr. Manning.”

Annual Incentive Plan Bonuses

We maintain annual incentive plans for Sensient’s elected officers. The annual incentive compensation is intended to provide incentives based upon achieving overall Company or group financial goals and to place a significant part of each elected officer’s total compensation at risk depending upon achievement of those goals. The annual bonuses are based on achievement of a target level of earnings per share, and in certain cases upon group operating profit and assets managed, with bonuses in the range of 45% to 85% of annual base salary (depending on the officer’s position in the Company) paid if the target level is achieved. Performance in excess of the targeted level allows for a payment of up to 200% of the bonus at the targeted level. Performance below the targeted level can result in a reduced award, or no award at all if the minimum threshold level is not achieved. The plan may provide additional bonus opportunities based on achievement of other objective financial goals. The Committee sets target bonus award levels to approximate the 50th percentile of comparable companies’ bonus practices for each executive position, and for performance exceeding the targeted levels, the maximum annual bonus (200% of the bonus at the “target” level) generally approximates the 75th percentile practices among comparable companies.

For 2006, amounts paid under the bonus plan to the Chief Executive Officer and other executive officers were based on achievement of a targeted earnings per share level of $1.33 per share, and in certain cases upon group operating profit and assets managed. For 2007, the amounts paid to these executives are expected to be based primarily on achievement of targeted earnings of $1.52 per share, and in certain cases upon group operating profit and assets managed, with the potential for additional awards, each equal to 15% of the target bonus award level, if specific improvements are achieved in the levels of (a) cash flow, (b) return on invested capital, (c) selling, general and administrative expenses and (d) net working capital.

Our objective is to set incentive goals that are quantitative and measurable and that represent meaningful improvement from the prior year, while still being capable of achievement at the “target” level. Our primary reliance is on earnings per share. After the end of the year, we compare Sensient’s actual annual performance against goals for each of the performance measures to determine the amount we pay the executive officers under the annual incentive plans applicable for the year. For example, the Chief Executive Officer can earn an incentive payment equal to 85% of base salary under the annual incentive plans applicable to him if “target” performance is achieved for each performance measure during the fiscal year, with performance in excess of the targeted level allowing for a payment of up to double that amount. Other executive officers would earn between 45% and up to 65% of their base salaries in the case of “target” performance. The target percentage payout may vary from year to year. The amount we pay will increase or decrease proportionately in accordance with performance against our performance measures. We intend that payments at the “target” level combined with base salaries would provide cash compensation at about the 50th percentile of the Comparable Company Data, and at about the 75th percentile for performance significantly exceeding the targeted levels.

Equity Awards

For 2006, we provided equity incentive compensation to Sensient’s executive officers primarily through the Company’s 1998 and 2002 Stock Option Plans (the “Plans”). We believe that including a significant level of equity-based awards helps align the financial interests of management with those of our shareholders since the ultimate value of equity-based awards is tied to the value of Sensient’s stock and these awards provide executives with a further equity stake in the Company.

The Plans allow us to grant stock options, restricted shares, performance shares and other equity-based awards. These types of awards typically reward service and performance over a longer period of time than our other methods of compensation and focus on the Company’s long-term strategic goals. The Committee considers the Company’s financial performance, the executive’s level of responsibilities and the predicted award values at the 50th to 75th percentile of long-term incentive practices for similar positions at comparable companies. Prior to making a grant of options or restricted stock, we also consider the Company’s share price, the volatility of the share price and potential dilution. The Committee has maintained a long-standing practice of also providing gross-up payments to executive officers to reimburse them for income tax obligations incurred by them in connection with vesting of restricted stock so that the tax obligations do not discourage long-term ownership of the related stock, consistent with the objective to give them incentives to create shareholder value over the long-term.

In 2007, our long-term incentive compensation for executive officers will be composed entirely of restricted stock awards, with no stock options. The Committee may make restricted stock grants that include both time vesting and performance-based elements, but no decisions have yet been made regarding the specific performance criteria to be applied or the portion (if any) that may be subject to time vesting. We are switching from primarily issuing options to relying instead on restricted stock awards because recent accounting rule changes make options less efficient for the Company by requiring that stock options (like restricted stock awards) be expensed when granted whether or not the options are ever exercised by the executive. Since the executive will receive at least some benefit from restricted stock if he or she remains employed by the Company throughout the period of restriction and helps the Company to achieve its performance goals, we believe restricted stock grants can be a more effective retention tool for key executives than stock option awards. An award may be granted using the same performance criteria as for the non-equity based cash incentive plan discussed above, using entirely different criteria, providing for time vesting without regard to any performance criteria, or in a combination of these alternatives. We are eliminating the tax gross-up element of compensation for equity awards granted in 2007 because we no longer believe the tax gross-up is necessary to attract and retain qualified executives. The amount of the targeted restricted stock awards may increase somewhat in 2007 and future years in light of elimination of the tax gross-up and other factors. See Item 3 of this Proxy Statement, “Approval of the 2007 Restricted Stock Plan,” for a description of our proposed 2007 Restricted Stock Plan.

Mr. Manning reached age 65 on January 18, 2007. In 2005 the Company entered into an employment agreement with him that provides for a term ending in April 2011. See “2006 Compensation for Mr. Manning,” below. In accordance with the Company’s long-standing policy and the terms of its outstanding restricted stock awards, the restricted stock of an employee who turns 65 vests immediately upon termination of employment for any reason. Because the Committee believed that it was appropriate to align Mr. Manning’s vesting date with the incurrence of the tax liability for the stock, and because his retirement after age 65 would cause his stock to vest in any event, in October 2006 the Committee modified the transfer restrictions on Mr. Manning’s past and future restricted stock grants, effective upon his attainment of age 65. A provision under the Company’s 1998 and 2002 Stock Option Plans that prevents any sale of restricted stock for at least six months after the date of the grant was retained. The Company’s 2007 Restricted Stock Plan does not include such a provision. See Item 3, “Approval of the 2007 Restricted Stock Plan.” These facts result in a faster recognition of compensation expense from outstanding restricted stock awards as an employee approaches age 65 than would otherwise be the case. Turning 65 also triggers the employee’s tax liability for the restricted stock, and therefore also triggers Sensient’s obligation to pay the employee a cash amount equal to the tax obligation. The payment related to tax liability will be reflected in the summary compensation table for 2007 that will appear in next year’s proxy statement.

The Company has a written policy encouraging ownership of Company stock by executive officers and discouraging stock sales without the prior consent of the Chief Executive Officer. Our Board and Chief Executive Officer have approved limited stock sales pursuant to approved Rule 10b5-1 trading plans of shares obtained from the exercise of expiring stock options and to diversification transactions inside the Company’s benefit plans. Similarly, the Company has a written policy encouraging ownership of Company stock by directors and discouraging directors from selling Company stock while they remain on the Board.

Other Benefits

Our executive officers receive various other benefits in the same manner as other salaried employees. For example, we provide executive officers and salaried employees with health insurance, vacation and sick pay. For key executives we have also provided other benefits, including automobiles, club memberships, financial planning, the tax gross-up payments discussed above, and sometimes relocation assistance or other benefits.

2006 Compensation for Mr. Manning

Mr. Manning has an employment agreement with a term expiring in April 2011. During the term, the agreement specifies that Mr. Manning will serve as President until the election of a new President and Chief Operating Officer in accordance with the succession plan approved by the Board of Directors and also as Chairman of the Board and Chief Executive Officer until the 2009 Annual Meeting of Shareholders. Thereafter, the agreement provides for Mr. Manning to retain the position of Chairman of the Board as an employee for one additional year and then as non-employee Chairman for the final year of the Term. During the period in which Mr. Manning serves as an employee, the agreement provides for the payment of base salary (subject to annual adjustment by mutual agreement), plus bonus eligibility and customary fringe benefits. During the employment period, the agreement can be terminated by the Board of Directors with or without cause. If Mr. Manning is terminated by the Board without cause or Mr. Manning resigns for good reason (as defined in the agreement), certain termination benefits are payable to Mr. Manning in an amount equal to three times the sum of his base salary then in effect plus the higher of his most recent annual bonus and his target bonus for the fiscal year in which such termination occurred. Mr. Manning would also continue to receive benefits under the Company’s welfare benefit plans for three years, as well as three additional years of service and age credit for purposes of the

SERP. The agreement contains a one-year non-competition covenant. In the event of a change of control of the Company, Mr. Manning’s employment contract would be superseded by a change of control employment and severance agreement as described below, except that he would be entitled to retain certain retirement and disability benefits under his employment contract. Following the employment period but while Mr. Manning serves as Chairman of the Board, Mr. Manning is entitled to receive the amount of compensation, reimbursements and benefits as the Board of Directors may determine from time to time, but not less than the amounts payable to outside directors.

For 2006, the Committee set Mr. Manning’s base salary at $813,500. This amount was selected based on Sensient’s overall financial performance, Mr. Manning’s leadership role and the compensation levels of the chief executives reflected in the Comparable Company Data. In addition, for fiscal 2006, his potential annual bonus payment was 85% of base salary at “target” performance. Mr. Manning’s annual incentive plan design was based entirely on earnings per share.

For 2006, we granted Mr. Manning a restricted stock award for 65,000 shares. Mr. Manning elected to receive no stock options. The precise award was based on Mr. Manning’s perceived performance during the year. As discussed above, these restricted stock awards became fully vested when Mr. Manning attained age 65 on January 18, 2007. The criteria for equity compensation are discussed in further detail in the subsection above entitled “Equity Awards.”

Mr. Manning also participates in the Company benefit plans available to other executive officers, including the Company’s supplemental executive retirement plan, supplemental benefit plan and deferred compensation plan. Mr. Manning’s participation in these retirement plans is on the same basis as other executive officers of the Company.

Retirement Benefits

Sensient’s supplemental executive retirement plan, or SERP, provides a non-qualified retirement benefit for selected officers and key employees. Generally, participants contribute to the plan, in each year until death or retirement, an amount equivalent to a term insurance premium applicable to a life insurance benefit of three times the participant’s base salary in effect on the date of acceptance into the plan, unless all amounts were previously paid under a predecessor plan. A pre-retirement survivor income benefit equal to 20%, 25%, 30% or 40% of the sum of base salary and 50% (100% for the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) of the highest annual bonus paid since reaching age 50 for the participating named executive officers, payable for 15 or 20 years, is available to designated beneficiaries if the participant dies prior to retirement. At the time of retirement, the participant may continue the survivor income benefit or elect to receive a supplemental retirement income benefit equal to 20%, 25%, 30% or 40% of the sum of base salary and 50% (100% for the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) of the highest annual bonus since reaching age 50 for the participating named executive officers, for 15 or 20 years or an actuarially equivalent joint and survivor benefit. A participant may receive his retirement income benefit as a lump sum distribution by making an advance election the year before or by accepting an actuarially reduced benefit. In the event of a change of control, lump sum distributions are required. The benefit obligations under the SERP are funded under a rabbi trust. All of the named executive officers participate in the SERP. Under their respective agreements under the SERP, each of the participating named executive officers is entitled to 20 years of benefits, and the applicable percentages of pre-retirement survivor income benefits and supplemental retirement income benefits for the participating named executive officers are 40% for Mr. Manning, 30% for Messrs. Hobbs, Hammond and Pickles, and 25% for Mr. Carney. In order to receive SERP benefits, Mr. Pickles must serve five years as President—Flavors and Fragrances.

Change of Control and Other Employment-Related Agreements

The Company maintains change of control employment and severance agreements with all of its executive officers, including Mr. Manning and the other named executive officers. Under those agreements, in the event that there is an acquisition or other change of control of the Company, the Company will continue to employ the executive for a period of three years following the date of the change of control. During this employment period, the executive will receive as compensation a base salary, subject to annual adjustment, bonus awards in accordance with past practice and all other customary fringe benefits in effect as of the date of the change of control. Each agreement can be terminated upon 30 days’ notice by the Company in the event of the executive’s disability. The agreements can also be terminated by the Company for “cause” and by the executive for “good reason.” If terminated by the Company other than for cause or disability, or by the executive for good reason, the Company will pay the executive an amount equal to the sum of (i) accrued unpaid deferred compensation and vacation pay and (ii) three times the sum of executive’s base salary plus the greater of the highest annual bonus (x) for the last five years or (y) since reaching age 50. The executive will also be entitled to coverage under existing benefit plans and fringe benefits for three years and a payment equal to the vested amounts plus a payment equal to three additional years of employer contributions under Sensient’s retirement and deferred compensation plans, which generally provide for full vesting if a change of control occurs. The circumstances under which employment may cease generally are a termination of the employee without cause within three years after an acquisition or an employee choosing to leave for specified good reason within that period. In addition, our agreements provide for a “gross-up” of benefits under these change of control agreements. See “Tax Aspects of Executive Compensation” below. We have established a so-called “Rabbi Trust” for the payments of the Company’s obligations in the event of a change of control. As noted above, the Company also entered into an employment agreement with Mr. Manning on December 1, 2005. See “Potential Payments Upon Termination or Change of Control” for further information about these agreements.

Tax Aspects of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the executive officers that is not “performance-based” to $1 million annually per executive officer. Sensient’s 1998 and 2002 Stock Option Plans are designed so that stock option awards granted to the covered individuals can meet Section 162(m) requirements for performance-based compensation, and stock option awards granted under these plans prior to 2006 should not be counted toward the $1 million limitation on tax deductions for an executive officer’s compensation in any fiscal year. However, the Company has previously noted that there may be instances in which we determine that we cannot structure compensation to comply with these requirements and that, in those instances, the Compensation Committee may elect to structure elements of compensation (such as certain qualitative factors in annual bonuses) to accomplish business objectives that are in the best interests of the Company and its shareholders, even though doing so may reduce the amount of Sensient’s tax deduction for the compensation.

Other provisions of the Internal Revenue Code also can affect the decisions which we make. Under Section 280G of the Internal Revenue Code, a 20% excise tax is imposed upon executive officers who receive “excess” payments upon a change of control of a public corporation to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over annual compensation, determined by a five year average. A company also loses its tax deduction for “excess” payments. Our change of control employment and severance agreements provide that all benefits under them will be “grossed up” so that we also reimburse the executive officer for these tax consequences. Although these gross-up provisions and loss of deductibility would increase the expense to the Company, the Committee believed it important that the effects of this tax code provision not negate the incentives and protections which the Company intends to provide by means of the agreements.

In addition, the Internal Revenue Code was recently amended to provide a surtax under Section 409A of the Internal Revenue Code when deferred compensation is paid to former executive officers of publicly-held corporations after they leave a company. We have made some changes to our benefit plans and agreements to help our executive officers avoid the potential application of this surtax. We do not expect these changes to have a material tax or financial effect on the Company.

Executive Compensation Tables (2006)

Summary

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)(5)	Total ($)
Kenneth P. Manning	2006	$813,500	$—	$2,509,147	$—	$1,382,950	$887,000	$878,590	$6,471,187
Chairman, President and Chief Executive Officer

Richard F. Hobbs	2006	395,500	—	219,650	35,063	514,150	280,000	336,302	1,780,665
Vice President and Chief Financial Officer

Ralph G. Pickles	2006	341,000	—	166,164	28,050	409,200	383,000	256,194	1,583,608
President, Flavors and Fragrances

John L. Hammond	2006	269,000	—	150,097	101,324	349,700	187,000	219,729	1,276,850
Vice President, Secretary and General Counsel

Richard Carney	2006	274,000	—	154,815	21,038	356,200	304,000	79,038	1,189,091
Vice President, Administration

(1)	The amounts in the table reflect the compensation expense calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS No. 123(R)), for stock awards and option awards granted to the named executive officer in 2001 to 2006. In December 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), which requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value under SFAS No. 123(R) of the equity instrument at the time of grant. The compensation expense is required to be recognized over the vesting period, which becomes shorter as the executive approaches age 65 in the case of stock awards and age 55 following 10 years of service in the case of option awards. The requirements of SFAS No. 123(R) became effective beginning in the first quarter of 2006. The assumptions used to determine the valuation of the awards are discussed in note 5 to our consolidated financial statements. Because Mr. Manning attained age 65 in January 2007, the compensation expense recognized by the Company in 2006 from stock awards made to Mr. Manning over the past several years substantially exceeds the fair value of the awards made to him during 2006 (by approximately $1 million). In contrast, the compensation expense recognized in 2006 for the Company’s other executive officers was substantially lower than the fair value of the stock awards made to them during 2006. See the “Grants of Plan-Based Awards” table below for further discussion regarding the awards made during 2006 and their fair values on the date of the awards as determined under SFAS No. 123(R).

The ultimate values of the options to the executives will depend on the future market price of our common stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, that an optionee will realize upon exercise of an option will depend on the excess of the market value of our common stock over the exercise price on the date the option is exercised.

(2)	Amounts shown represent the amounts earned under the Company’s annual management incentive plans for 2006. The awards for 2006 were granted in December 2005. The amounts paid under the management incentive plans for 2006 were based on achievement of a targeted level of earnings per share, and in certain cases upon group operating profit and assets managed.

(3)	Represents the increase in the actuarial present value of pension benefits between fiscal year-end 2005 and 2006 and the above market earnings on nonqualified deferred compensation. See the “Pension Benefits” and “Nonqualified Deferred Compensation” tables below for further discussion regarding our pension and deferred compensation plans.

(4)	Includes Company contributions under certain benefit plans and other arrangements for the five named executive officers. These contributions are set forth in the following table. The Company’s ESOP and Savings Plan are tax-qualified plans subject to government imposed annual limitations on contributions. The Company’s Supplemental Benefits Plan, which is a non-tax-qualified plan, replaces benefits which cannot be provided by the tax-qualified ESOP and Savings Plan because of these annual limitations. The amounts shown in the table below as contributed to the ESOP and Savings Plan which exceed the applicable annual limits were contributed to the Supplemental Benefits Plan. At the time the ESOP and Savings Plan were adopted to replace the Company’s former defined benefit pension plan, the Transition Retirement Plan, also a tax-qualified plan, was adopted to assure that affected employees would receive approximately the same level of benefits through normal retirement age that they would have received under the former defined benefit pension plan. The named executive officers do not participate in the Transition Retirement Plan but a benefit equivalent to what they would have received under it is contributed to the Supplemental Benefits Plan. Non-U.S. employees (such as Mr. Pickles) maintain the retirement benefits from their home country. Mr. Pickles’ participation in the Sensient Technologies Pension Plan is in lieu of participating in the ESOP and Savings Plan. The amounts related to retirement plan benefits listed under the Column entitled “All Other Compensation” in the “Summary Compensation Table” above are listed in the table below:

Name	ESOP	Savings Plan	Transition Plan Benefit Equivalent	Defined Contribution Plan	Total
K. P. Manning	$11,463	$45,851	$2,127	$—	$59,441
R. F. Hobbs	5,193	20,773	1,722	—	27,688
R. G. Pickles	—	—	—	34,100	34,100
J. L. Hammond	3,525	14,101	—	—	17,626
R. Carney	3,565	14,262	—	—	17,827

(5)	Includes non-retirement plan benefits. The non-retirement plan benefits include financial planning, personal use of Company automobiles and an executive physical. We also provided payments to Mr. Pickles to equalize cost-of-living and housing differences related to assignment outside of the United States. The named executive officers received tax gross-up payments for 2006 in connection with the vesting of restricted stock of Messrs. Manning, Hobbs, Pickles, Hammond and Carney in the amounts of $734,704, $275,514, $16,541, $183,676 and $36,735, respectively, and tax gross-up payments related to various other benefits, including the use of a leased automobile, relocation expenses and financial planning services. The tax gross-up payments made in connection with restricted stock awards are reported in this proxy at the time that the shares vest and the underlying tax payments are made, and therefore they do not correspond to the amount of current year expense recorded by the Company for stock awards. The Compensation Committee intends to eliminate tax gross-ups with respect to future awards, although Sensient will honor its previous promises to provide tax gross-up payments with respect to awards that are already outstanding. The amounts listed under the Column entitled “All Other Compensation” in the “Summary Compensation Table” related to non-retirement plan benefits are listed in the table below:

Name	Financial Planning ($)	Automobile ($)	Executive Physical ($)	Relocation Housing Allowance ($)	Club Memberships ($)	Tax Gross-Up Payments ($)	Total ($)
K. P. Manning	$18,750	$24,901	$359	$—	$6,449	$768,690	$819,149
R. F. Hobbs	3,350	13,548	—	—	3,088	288,628	308,614
R G. Pickles	—	14,537	4,959	174,566	1,860	26,172	222,094
J. L. Hammond	750	10,051	—	—	—	191,302	202,103
R. Carney	835	12,535	881	—	—	46,960	61,211

The Summary Compensation Table provided above has been prepared in accordance with SEC rules to show all of the compensation received or to be received by the named executive officers for their services on behalf of the Company during 2006. Our compensation program is intentionally designed to link executive and shareholder interests through equity-based compensation arrangements and to recognize individual contributions toward the achievement of corporate goals and objectives. As a result, a substantial portion of the compensation reported in the table reflects the improvement in the market price of Sensient’s stock during 2006 and the Company’s performance well in excess of the goal set in the non-equity incentive compensation plan for the year. This is illustrated by the following table, which summarizes the compensation our named executive officers would have received for 2006 if all compensation awards had been the same except that (a) the market price of Sensient’s stock had remained at its 2005 end of year closing price of $17.90 per share throughout 2006 (including on the grant date for 2006 awards of restricted stock and stock options) and (b) Sensient had not achieved the threshold level of the performance goal set in the non-equity incentive compensation plan for the year.

Illustrative Compensation Table

Excluding Stock Price Improvement and Achievement of Performance Goals

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth P. Manning	2006	$813,500	$—	$2,306,022	$—	$—	$887,000	$688,449	$4,694,971
Chairman, President and Chief Executive Officer

Richard F. Hobbs	2006	395,500	—	219,650	25,821	—	280,000	264,999	1,185,970
Vice President and Chief Financial Officer

Ralph G. Pickles	2006	341,000	—	166,164	20,657	—	383,000	251,913	1,162,734
President, Flavors and Fragrances

John L. Hammond	2006	269,000	—	150,097	100,986	—	187,000	172,194	879,277
Vice President, Secretary and General Counsel

Richard Carney	2006	274,000	—	154,815	15,493	—	304,000	69,531	817,839
Vice President, Administration

The amounts shown for stock awards and option awards in the table above reflect the compensation expense calculated in accordance with the provisions of SFAS No. 123(R) for stock awards and option awards granted to the named executive officer in 2001 to 2006. In December 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), which requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value under SFAS No. 123(R) of the equity instrument at the time of grant. The compensation expense is required to be recognized over the vesting period, which becomes shorter as the executive approaches age 65 in the case of stock awards and age 55 following 10 years of service in the case of option awards. The requirements of SFAS No. 123(R) became effective beginning in the first quarter of 2006. The assumptions used to determine the valuation of the awards are discussed in note 5 to our consolidated financial statements. Because Mr. Manning attained age 65 in January 2007, the compensation expense recognized by the Company in 2006 from stock awards made to Mr. Manning over the past several years substantially exceeds the fair value of the awards made to him during 2006 (by approximately $1 million). In contrast, the compensation expense recognized in 2006 for the Company’s other executive officers was substantially lower than the fair value of the stock awards made to them during 2006. See the “Grants of Plan-Based Awards” table below for further discussion regarding the awards made during 2006 and their fair values on the date of the awards as determined under SFAS No. 123(R).

The Company has entered into an employment agreement with Mr. Manning that expires in April 2011. During the term, the agreement specifies that Mr. Manning will serve as President until the election of a new President and Chief Operating Officer in accordance with the succession plan approved by the Board of Directors and also as Chairman of the Board and Chief Executive Officer until the 2009 Annual Meeting of Shareholders. Thereafter, the agreement provides for Mr. Manning to retain the position of Chairman of the Board as an employee for one additional year and then as non-employee Chairman for the final year of the Term. During the period in which Mr. Manning serves as an employee, the agreement provides for the payment of base salary (subject to annual adjustment by mutual agreement), plus bonus eligibility and customary fringe benefits. The Company does not have employment agreements with the other executive officers.

The Compensation and Development Committee meets in December of each year to review each executive officers’ base salary and bonus opportunity for the following year. The Company has developed an overall compensation policy and specific compensation plans that tie a significant portion of executive compensation to the Company’s success in meeting specified financial goals (“Program”). The overall objectives of the Program are to attract and retain the best possible executive talent, to motivate these executives to successfully execute the Company’s business strategy, to link executive and shareholder interests through equity-based plans and to provide a program that recognizes individual contributions and achievement. Each year the Committee meets with an independent compensation consultant to assess the effectiveness of the Program and compare it to similar programs of a group of corporations that represent the Company’s competition for executive talent. The Committee approves the selection of comparable companies used for this analysis. The Committee determines the compensation for the elected officers including the five most highly compensated Company executives. In reviewing individual performance, the Committee takes into account the recommendations of the Chief Executive Officer. Key elements of the Company’s Program are base salary, short-term (annual) incentives and long-term incentives.

Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the competitive marketplace for executive talent, including a comparison with base salaries for similar positions at comparable companies. The base salary levels of the Company’s executives are targeted at the 50th percentile of the range of base pay levels of similarly positioned executives in comparable companies. Adjustments are determined by evaluating the financial performance of the Company, the performance of each executive officer against job specifications, any new responsibilities and average percentage pay increases provided by the comparable companies for similar positions. In the case of executive officers with responsibility for a particular business unit, such unit’s financial results are also considered.

The Compensation Committee and Development Committee also sets the bonus targets under the Company’s Management Incentive Plans for elected officers (“Annual Plans”), which are described in more detail under “Grants of Plan-Based Awards” below. For 2006, all bonuses to executive officers were earned under the Annual Plans based upon the achievement of the designated performance goals. The Compensation and Development Committee did not award any discretionary bonuses to the named executive officers. Discretionary bonuses were awarded for 2005 because the Board determined that these bonuses were appropriate in light of unanticipated expenses that were beyond the Company’s control, accomplishments that were not measured by the incentive plans, and the fact that no other bonuses were awarded for 2004 and 2005.

Grants of Plan-Based Awards (2006)

We provide incentive compensation to employees through our annual management incentive plans and our stock option plans. The management incentive plans for elected officers (“Annual Plans”) provide annual cash payments to executives based upon achieving overall Company performance goals. The stock option plans authorize the Compensation and Development Committee to grant restricted stock and stock options to key employees. The committee makes annual decisions, typically in December of each year, regarding appropriate stock-based grants for each executive based upon the Company’s financial performance, executives’ levels of responsibilities and other factors.

The Annual Plans promote the Company’s executive compensation program by providing annual cash payments to executives based upon achieving overall Company, group or divisional financial goals. The Annual Plans are subject to a target of 45% to 85% of annual base salary depending on a participant’s position in the Company. The specific bonus opportunities described in the following table were authorized by the Compensation and Development Committee on December 7, 2006, and are conditioned upon the achievement of specified performance goals in 2007. The goals are based upon the achievement of a specified level of earnings per share, and in certain cases group operating profit and assets managed, for the year, with 100% of the targeted award being paid upon achieving the specified goal or goals. Performance in excess of the specified goal or goals allows for a payment of up to 200% of the targeted award. Performance below the specified goal or goals can result in a reduced award, provided that at least a specific threshold level of the performance goal or goals is achieved. Target bonus award levels approximate the 50th percentile of comparable companies’ practices for each executive position. For performance exceeding the targeted goal or goals, the bonus opportunities are up to 200% of the target bonus, which approximates the 75th percentile practices for bonus award levels among comparable companies. There is no “minimum” or “guaranteed” payment, as the actual amounts earned (if any) will depend upon actual performance. In addition to the awards reflected in the table below, the plans also provide the potential for additional awards, each equal to 15% of the target bonus award level, if specific improvements are achieved in the levels of (a) cash flow, (b) return on invested capital, (c) selling, general and administrative expenses and (d) net working capital, provided that the aggregate award cannot exceed the “maximum” shown in the table.

The restricted stock awards and incentive stock option awards were granted at the December 7, 2006 meeting of the Compensation and Development Committee. The Committee makes annual decisions regarding appropriate stock-based grants for each executive based on the following equally weighted factors. The Committee considers the Company’s financial performance, executives’ levels of responsibilities and predicted award values at the 50-75th percentile of long-term incentive compensation practices for similar positions at comparable companies. These factors determine the grant value of both options and restricted stock. Restricted stock vests in five years, or earlier upon retirement of the executive at age 65 or greater. The awards granted in 2006 did not impose performance criteria in addition to continued employment, although awards in future years may do so. In October 2006 the Compensation and Development Committee modified all outstanding stock awards held by Mr. Manning to provide that they fully vest when he attained age 65 (which occurred on January 18, 2007), provided he was employed by the Company on that date. The Company expects that any future stock awards to Mr. Manning will vest immediately when issued.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
K. P. Manning	12/7/06	$215,603	$718,675	$1,437,350	—	—	—	65,000			$1,569,750
									—	$—	—

R. F. Hobbs	12/7/06	80,243	267,475	534,950	—	—	—	17,600			425,040
									6,250	24.15	35,063

R. G. Pickles	12/7/06	63,900	213,000	426,000	—	—	—	15,100			364,665
									5,000	24.15	28,050

J. L. Hammond	12/7/06	56,355	187,850	375,700	—	—	—	13,100			316,365
									3,750	24.15	21,038

R. Carney	12/7/06	57,330	191,100	382,200	—	—	—	13,100			316,365
									3,750	24.15	21,038

(1)	These are awards authorized by the Compensation and Development Committee on December 7, 2006 under the annual management incentive plans which provide for incentive payments conditioned upon the Company’s performance in 2007. The Annual Plans provide annual cash payments to executives based upon achieving overall Company, group or divisional financial goals. The Annual Plans provide a target award of 45% to 85% of annual base salary depending on a participant’s position in the Company. For 2006, the award was based on the achievement of a specified level of earnings per share, and in certain cases group operating profit and assets managed, for the year, with 100% of the targeted award being paid upon achieving the specified goal or goals. Performance in excess of the specified goal or goals allows for a payment of up to 200% of the targeted award. Performance below the specified goal or goals can result in a reduced award, provided that at least a specific threshold level of the performance goal or goals is achieved. Target bonus award levels approximate the 50th percentile of comparable companies’ practices for each executive position. For performance exceeding the targeted goal or goals, the bonus opportunities are up to 200% of the target bonus, which approximates the 75th percentile practices for bonus award levels among comparable companies. There is no “minimum” or “guaranteed” payment, as the actual amounts earned (if any) will depend upon actual performance. In addition to the awards reflected in the table above, the plans also provide the potential for additional awards, each equal to 15% of the target bonus award level, if specific improvements are achieved in the levels of (a) cash flow, (b) return on invested capital, (c) selling, general and administrative expenses and (d) net working capital, provided that the aggregate award cannot exceed the “maximum” shown in the table.

(2)	The restricted stock awards were granted at the December 7, 2006 meeting of the Compensation and Development Committee. The Committee makes annual decisions regarding appropriate stock-based grants for each executive based on the following equally weighted factors. The Committee considers the Company’s financial performance, executives’ levels of responsibilities and predicted award values at the 50-75th percentile of long-term incentive compensation practices for similar positions at comparable companies. These factors determine the grant value of both options and restricted stock. Restricted stock vests in five years, or earlier upon retirement of the executive at age 65 or greater. The awards granted in 2006 did not impose performance criteria in addition to continued employment, although awards in future years may do so. In October 2006 the Compensation and Development Committee modified all outstanding stock awards held by Mr. Manning to provide that they fully vest when he attained age 65 (which occurred on January 18, 2007), provided he was employed by the Company on that date. The Company expects that any future stock awards to Mr. Manning will vest immediately when issued.

(3)	The stock options were granted at the December 7, 2006 meeting of the Compensation and Development Committee under the Option Plans and include both incentive stock options under Section 422 of the Internal Revenue Code and nonstatutory stock options. All outstanding options have an exercise price equal to the market price on the date of grant and vest in increments of one-third of the total grant on each of the first, second and third anniversaries of the date of grant, or earlier in the event of the death, disability or retirement of the executive. See the “Outstanding Equity Awards at Fiscal Year-End” table for further information regarding the awards. Upon a “Change of Control” of the Company (as defined in the Option Plans), all options then outstanding become immediately exercisable in full.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(2006)

	Option Awards (1)				Stock Awards (2)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
K. P. Manning	76,000	—	$20.0938	9/15/07
	73,000	—	21.5625	9/14/08
	75,000	—	22.1875	9/13/09
	150,000	—	22.0000	12/11/10
	150,000	—	18.5400	12/10/11
	150,000	—	23.1900	12/9/12
	100,000	—	19.4000	12/8/13
	53,333	26,667	23.0000	12/6/14
	23,333	46,667	18.5700	12/1/15
					208,000	$5,116,800

R. F. Hobbs	34,000	—	20.0938	9/15/07
	29,000	—	21.5625	9/14/08
	37,500	—	22.1875	9/13/09
	50,000	—	22.0000	12/11/10
	50,000	—	18.5400	12/10/11
	50,000	—	23.1900	12/9/12
	30,000	—	19.4000	12/8/13
	20,000	10,000	23.0000	12/6/14
	8,333	16,667	18.5700	12/1/15
	—	6,250	24.1500	12/7/16
					70,600	1,736,760

R. G. Pickles	4,600	—	21.1250	1/26/08
	5,000	—	23.5000	1/25/09
	8,500	—	18.3750	1/31/10
	20,000	—	22.0000	12/11/10
	20,000	—	18.5400	12/10/11
	20,000	—	23.1900	12/9/12
	50,000	—	19.4000	12/8/13
	16,666	8,334	23.0000	12/6/14
	7,500	15,000	18.5700	12/1/15
	—	5,000	24.1500	12/7/16
					55,600	1,367,760

J. L. Hammond	14,000	—	21.5625	9/14/08
	16,000	—	22.1875	9/13/09
	25,000	—	22.0000	12/11/10
	25,000	—	18.5400	12/10/11
	25,000	—	23.1900	12/9/12
	20,000	—	19.4000	12/8/13
	13,333	6,667	23.0000	12/6/14
	6,000	12,000	18.5700	12/1/15
	—	3,750	24.1500	12/7/16
					49,600	1,220,160

R. Carney	14,000	—	20.0938	9/15/07
	12,000	—	21.5625	9/14/08
	15,000	—	22.1875	9/13/09
	15,000	—	22.0000	12/11/10
	15,000	—	18.5400	12/10/11
	25,000	—	23.1900	12/9/12
	20,000	—	19.4000	12/8/13
	13,333	6,667	23.0000	12/6/14
	6,000	12,000	18.5700	12/1/15
	—	3,750	24.1500	12/7/16
					50,600	1,244,760

(1)	All outstanding options have an exercise price equal to the market price on the date of grant and vest in increments of one-third of the total grant on each of the first, second and third anniversaries of the date of grant or earlier in the event of the death, disability or retirement of the executive.

(2)	Restricted stock vests after completion of five years of service with the Company, or earlier in the event of an executive’s retirement at age 65 or greater. By action of the Compensation and Development Committee, all of Mr. Manning’s remaining restricted stock awards became vested when he reached age 65 on January 18, 2007. The value indicated in the table of the restricted stock awards owned at the end of our last fiscal year is based on the $24.60 per share closing price of a share of our common stock on December 31, 2006.

(3)	The exercise price of options generally may be paid in cash or its equivalent, by delivering previously issued shares of Common Stock, or any combination thereof.

(4)	Although the options expire on the dates indicated, by agreement any unexercised options will terminate three years after retirement (if earlier than the stated expiration date). Accordingly, if Mr. Manning retires as an employee in April 2010 as provided in his employment agreement (discussed above), his unexpired options may not be exercised after April 2013.

OPTION EXERCISES AND STOCK VESTED

(2006)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
K. P. Manning	90,000	$423,981	40,000	$966,000
R. F. Hobbs	40,000	188,436	15,000	362,250
R. G. Pickles	4,600	24,478	1,000	24,150
J. L. Hammond	—	—	10,000	241,500
R. Carney	16,000	75,374	2,000	48,300

(1)	The number of shares acquired on exercise relates to the exercise of stock options by the named executive officers. The value received upon exercise is based upon the difference between the value of our common stock on the exercise date and the exercise price for the stock options. All of the stock options exercised by Messrs. Manning, Hobbs and Carney would have expired on September 16, 2006.

(2)	Restricted stock vests after completion of five years of service with the Company, or earlier in the event of an executive’s retirement at age 65 or greater. The number of shares acquired on vesting relates to restricted stock that was granted in 2001. The restricted stock is valued at $24.15 per share, the closing price of our common stock on the vesting date (December 11, 2006).

Defined Benefit Plans

Sensient Technologies Pension Benefits

Non-U.S. employees (such as Mr. Pickles) maintain the retirement benefits from their home country. We do not provide any defined benefit pension plans for our named executive officers other than the Supplemental Executive Retirement Plan described below.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (“SERP”) provides a non-qualified supplemental executive retirement benefit for selected officers and key employees. Generally, participants contribute to the plan, in each year until death or retirement, an amount equivalent to a term insurance premium applicable to a life insurance benefit of three times the participant’s base salary in effect on the date of acceptance into the plan, unless all amounts were previously paid under a predecessor plan. A pre-retirement survivor income benefit equal to 20%, 25%, 30% or 40% of the sum of base salary and 50% (100% for the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) of the highest annual bonus paid since reaching age 50 for the participating named executive officers, payable for 15 or 20 years, is available to designated beneficiaries if the participant dies prior to retirement. At the time of retirement, the participant may continue the survivor income benefit or elect to receive a supplemental retirement income benefit equal to 20%, 25%, 30% or 40% of the sum of base salary and 50% (100% for the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) of the highest annual bonus since reaching age 50 for the participating named executive officers, for 15 or 20 years, or an actuarially equivalent joint and survivor benefit. A participant may receive his retirement income benefit as a lump sum distribution by making an advance election the year before or by accepting an actuarially reduced benefit. In the event of a Change of Control (as defined therein), lump sum distributions are required. The benefit obligations under the SERP are funded under Rabbi Trust B described below under “Funding Arrangements.” All of the named executive officers participate in the SERP. Under their respective agreements under the SERP, each of the participating named executive officers is entitled to 20 years of benefits, and the applicable percentages of pre-retirement survivor income benefits and supplemental retirement income benefits for the participating named executive officers are 40% for Mr. Manning, 30% for Messrs. Hobbs, Hammond and Pickles and 25% for Mr. Carney. In order to receive SERP benefits, Mr. Pickles must serve five years as President—Flavors and Fragrances. Certain officers, including the named executive officers, who participate in the SERP also participate in the two supplemental benefit plans described below. The supplemental benefit plans are non-qualified excess benefit and supplemental retirement plans as defined by Sections 3(36) and 201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

PENSION BENEFITS

(Year-end 2006)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
K. P. Manning	SERP	19	$10,910,000	$—
R. F. Hobbs	SERP	33	3,643,000	—
R. G. Pickles	SERP	11	1,871,000	—
J. L. Hammond	SERP	9	1,522,000	—
R. Carney	SERP	25	1,368,000	—

(1)	Benefits are vested for Messrs. Manning, Hobbs and Carney and are not vested for Messrs. Pickles and Hammond.

Nonqualified Deferred Compensation

Executives of the Company (including the named executive officers) are entitled to defer up to 25% of their annual salary under the executive income deferral plan. Amounts deferred earn interest at the average interest rate on AAA rated corporate bonds and are payable upon retirement over a 15 year period, unless the executive elects to receive an actuarially equivalent joint and survivor benefit, reduced by up to 20% depending upon the executive’s age at retirement. The Company also has two nonqualified plans, the supplemental ESOP benefit plan and the supplemental benefit plan, to replace benefits which cannot be allocated to the executives in the tax-qualified ESOP and savings plan because of government imposed annual limitations. The supplemental benefit plan also includes Company contributions for named executives that are equivalent to what they would have received if they participated in the Company’s Transition Retirement Plan. All three of these plans are nonqualified excess benefit and supplemental retirement plans as defined by Sections 3(36) and 201(2) of the

Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Information for each of the named executive officers is set forth below relating to these plans.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
K. P. Manning	$—	$46,314	$342,338	$—	$1,698,133	(1)
R. F. Hobbs	—	14,966	107,256	—	365,271
R. G. Pickles	—	—	—	—	—
J. L. Hammond	—	6,626	29,354	—	99,967
R. Carney	—	6,827	27,918	—	94,052

(1)	Of this amount, $343,176 is attributable to Mr. Manning’s own contributions and earnings thereon.

The Company has established three so-called “Rabbi Trusts” by entering into trust agreements with a trustee to assure the satisfaction of the obligations of the Company under various plans and agreements to make deferred and other payments to certain of its past, present and future executives and directors, including the named executive officers. Rabbi Trust A requires the Company to deposit assets into (“fund”) the Trust in the event of a “Change of Control” (as defined therein) in an amount sufficient to satisfy the Company’s obligations to Mr. Manning, the other named executive officers, and other executive officers under the Change of Control Employment and Severance Agreements with those individuals (except to the extent that those obligations consist of benefits covered by Rabbi Trust B). Rabbi Trust A is currently not funded except with a nominal amount of assets, and is currently revocable but will become irrevocable once it is funded. The Board may elect to fund Rabbi Trust A in whole or in part prior to the occurrence of a Change of Control. Rabbi Trust B was created to fund the Company’s obligations under various employee benefit plans, including four plans in which the named executive officers may participate: the SERP, the supplemental benefits plan, and the executive and management income deferral plans. The Company makes annual contributions to Rabbi Trust B, which held approximately $26 million of assets as of December 31, 2006. Rabbi Trust B is irrevocable. Rabbi Trust C was created to assure that payments to non-employee directors under the director retirement and deferred compensation plans described under “Director Compensation and Benefits” will not be improperly withheld. Rabbi Trust C is currently funded with a nominal amount, and is also funded from time to time as payouts are made under these plans, although the Board may elect to fund it at any time. Rabbi Trust C is irrevocable. Each of the Rabbi Trusts will terminate upon the earlier of the exhaustion of the trust corpus or the final payment to the directors or executives pursuant to the respective plans and agreements covered thereby, and any remaining assets will be paid to the Company.

Potential Payments Upon Termination or Change of Control

Employment Agreement.    The Company entered into a new employment contract with Mr. Manning on December 1, 2005. The agreement provides for a Term ending on the date of the Company’s 2011 Annual Meeting of Shareholders, scheduled for April 21, 2011. The agreement can be terminated by the Board of Directors with or without cause, and if Mr. Manning is terminated by the Board without cause or Mr. Manning resigns for good reason (as defined therein), certain termination benefits are payable to Mr. Manning in an amount equal to three times the sum of his base salary then in effect plus the higher of his most recent annual bonus and his target bonus for the fiscal year in which such termination occurred. Mr. Manning would also continue to receive benefits under the Company’s welfare benefit plans for three years, as well as three additional years of service and age credit for purposes of the SERP. The agreement contains a one-year non-competition covenant. In the event of a change of control of the Company, Mr. Manning’s employment contract would be superseded by a Change of Control Employment and Severance Agreement as described below, except that he would be entitled to retain certain retirement and disability benefits under his employment contract. Following the employment period but while Mr. Manning serves as Chairman of the Board, Mr. Manning will receive such compensation, reimbursements and benefits as the Board of Directors may determine from time to time, but not less than such amounts as are paid or payable to outside directors. The Company does not have employment contracts with its other executive officers except those relating to a change of control, as described below.

Change of Control Employment and Severance Agreements.    The Company also has Change of Control Employment and Severance Agreements with each of its executive officers (including the named executive officers). Each of these agreements provides that in the event of a “Change of Control,” as defined in the respective agreement, the Company will continue to employ the executive for a period of three years following the date of such Change of Control. During this employment period, the executive will receive as compensation a base salary, subject to annual adjustment, bonus awards in accordance with past practice and all other customary fringe benefits in effect as of the date of the Change of Control. Each agreement can be terminated upon 30 days’ notice by the Company in the event of the executive’s disability. The agreements can also be terminated by the Company for “cause” and by the executive for “good reason.” If terminated by the Company other than for cause or disability, or by the executive for good reason, the Company will pay the executive an amount equal to the sum of (i) accrued unpaid deferred compensation and vacation pay and (ii) three times the sum of executive’s base salary plus the greater of the highest annual bonus (x) for the last five years or (y) since reaching age 50. The executive will also be entitled to coverage under existing benefit plans and fringe benefits for three years and a payment equal to the vested amounts plus a payment equal to three additional years of employer contributions under the savings plan, ESOP, SERP and supplemental benefits plans (including the Transition Retirement Plan benefit equivalent described in footnote (4) to the Summary Compensation Table). The Savings Plan, ESOP, SERP and Supplemental Benefits Plans provide for full vesting of all accounts upon the occurrence of a change of control. In addition, payments under the Company’s SERP are calculated based on an adjusted final salary reflecting three additional years of salary increases consistent with past practice. If terminated for cause, the Company will pay the executive his annual base salary through termination. If the executive’s employment is terminated by reason of death or disability, the Company will pay certain accrued obligations and other customary death or disability benefits. In all cases, the Company will provide the executive with a tax gross-up payment to reimburse the executive for any excise taxes assessed against any payments made to the executive, as well as all taxes on the gross-up payment.

The estimated severance amount that would have been paid to Messrs. Manning, Hobbs, Pickles, Hammond and Carney following a change of control of Sensient, assuming it had occurred on December 31, 2006 at the closing market price of Sensient’s stock on that date, would have been $6,589,350, $2,728,950, $2,250,600, $1,856,100 and $1,890,600, respectively. The severance amount is calculated as three times the sum of the executive’s base salary plus the highest annual bonus for the last five years or since reaching age 50, whichever is greater. The estimated pension enhancement that would have been paid to Messrs. Manning, Hobbs, Pickles, Hammond and Carney following a change of control of Sensient under the same assumptions would have been $677,422, $260,713, $2,328,866, $1,883,750 and $402,761, respectively. The pension enhancement is calculated based on the value of three additional years of employer contributions under Sensient’s benefit plans plus, in the case of Messrs. Pickles and Hammond, accelerated vesting of SERP benefits attributable to a change of control. The pension enhancement also includes calculation of the SERP benefits assuming three additional years of salary increases in the same percentage as the most recent annual salary increase. The total value of outstanding, unvested stock options that would have become vested upon a change of control under the same assumptions for Messrs. Manning, Hobbs, Pickles, Hammond and Carney would have been $0, $0, $0, $84,715 and $0, respectively. The total value of unvested restricted stock awards that would have become vested and paid to Messrs. Manning, Hobbs, Pickles, Hammond and Carney following a change of control of Sensient under the same assumptions would have been $5,116,800, $1,736,760, $1,367,760, $1,220,160 and $1,244,760, respectively. The estimated income tax gross-up that would have been due to Messrs. Manning, Hobbs, Pickles, Hammond and Carney on the accelerated vesting of restricted stock and the value of an additional three years of coverage under our fringe benefit plans following a change of control of Sensient on the assumptions noted above would have been $4,187,202, $1,470,337, $1,580,375, $1,061,458 and $1,068,318, respectively. The estimated “parachute” excise tax, grossed-up for other taxes, on the amount of severance and other benefits due to Messrs. Manning, Hobbs, Pickles, Hammond and Carney following a change of control of Sensient on the assumptions noted above would have been $2,875,371, $2,139,012, $3,034,506, $2,515,906 and $1,741,089,

respectively. Accordingly, the total change of control benefits that would have become payable to Messrs. Manning, Hobbs, Pickles, Hammond and Carney had a change of control occurred on December 31, 2006 under the assumptions described above would have been $19,446,145, $8,335,772, $10,562,107, $8,622,089 and $6,347,528, respectively.

Mr. Manning’s restricted stock became fully vested when he attained age 65 on January 18, 2007, so a change of control as of the date of this proxy statement would no longer result in early vesting of any of his restricted stock awards and would not trigger related tax gross-ups. Accordingly, were a change of control to occur on the same assumptions as described in the preceding paragraph, excluding those relating to the early vesting of restricted stock awards and related tax gross-ups, the severance amount, pension enhancement, total value of stock options subject to early vesting, total value of restricted stock subject to early vesting, estimated income tax gross-up that would have been due to Messrs. Manning on the accelerated vesting of restricted stock and on the value of an additional three years of coverage under our fringe benefit plans, estimated “parachute” excise tax gross-up and estimated total severance and other benefits from a change of control of Sensient would be $6,589,350, $677,422, $0, $0, $295,551, $2,861,369 and $10,423,692, respectively.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2006, with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by the Company’s shareholders	2,850,050	$20.9597	(1)	1,560,663	(2)
Equity compensation plans not approved by the Company’s shareholders	—	—		—

Total	2,850,050	—		1,560,663

(1)	Excludes deferred shares, which have no exercise price.

(2)	In addition to options which may be granted, includes the following: (i) up to 365,354 shares that may be issued in the form of restricted stock under the Company’s 1998 Stock Option Plan; (ii) up to 99,400 shares that may be issued in the form of restricted stock under the Company’s 2002 Stock Option Plan; (iii) up to 198,615 shares of deferred stock issuable under the 1999 Amended and Restated Directors Deferred Compensation Plan; and (iv) up to 63,600 shares that may be issued in the form of restricted stock under the Company’s 2002 Non-Employee Director Stock Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors to file initial reports of beneficial ownership (on Form 3) and reports of changes in beneficial ownership (primarily on Form 4 or in limited instances on Form 5) with the SEC and the New York Stock Exchange. SEC regulations require officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and upon certifications from reporting persons who did not file year-end reports on Form 5 that no such reports were required, the Company believes that during the year ended December 31, 2006, all of its officers and directors complied with the Section 16(a) filing requirements.

TRANSACTIONS WITH RELATED PERSONS

The Company’s written Code of Conduct for directors and U.S. employees and its written Code of Ethics for senior financial officers both provide that, except with the prior knowledge and consent of the Company, directors and employees are not permitted to have a financial interest in a supplier, competitor or customer of the Company because of the potential conflicts of interest raised by such transactions. There is a limited exception for ownership of securities of less than 5% of the stock of a private company or of a publicly traded corporation, unless the investments are of a size as to have influence or control over the corporation. The Company’s policies include no minimum size for this restriction on potential conflict of interest transactions. Actual or potential conflict of interest transactions or relationships are to be reported either to the Company’s Vice President of Human Resources or any member of the corporate legal department. Waivers or exceptions for executive officers or directors may be granted only in advance and under exceptional circumstances and only by the board of directors or an appropriate committee. They are also subject to the Company’s disclosure controls and procedures to ensure compliance with applicable law and exchange requirements.

There were no transactions since the beginning of 2006, and there are no proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which (a) any director, executive officer, director nominee, or immediate family member of a director, executive officer or nominee, or (b) any holder of 5% or more of the Company’s common stock or their immediate family members, had a direct or indirect material interest. See “Corporate Governance—Director Independence” above for a description of transactions between the Company and Sealed Air Corporation, of which Mr. Hickey is President & Chief Executive Officer.

ITEM 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee, subject to shareholder ratification, has selected Ernst & Young LLP, certified public accountants, to audit the financial statements of the Company for the year ending December 31, 2007. See “Change In Independent Registered Public Accounting Firm” below for more information regarding Ernst & Young LLP’s initial selection in 2006.

Although not required by law to submit the appointment to a vote by shareholders, the Audit Committee and the Board believe it appropriate, as a matter of policy, to request that the shareholders ratify the appointment of Ernst & Young LLP as independent auditors for 2007. Assuming that a quorum is present, the selection of Ernst & Young LLP will be deemed to have been ratified if more shares are voted in favor of ratification than are voted against ratification. Under Wisconsin law, any shares of Common Stock which are not voted on this matter at the Meeting (whether by abstention, broker nonvote or otherwise) will have no effect on this matter. If the shareholders should not so ratify, the Audit Committee will reconsider the appointment.

Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate shareholder questions.

Change In Independent Registered Public Accounting Firm

On February 17, 2006, the Audit Committee notified Deloitte & Touche LLP (“Deloitte”) that upon completion of the 2005 engagement and the filing of the Company’s 2005 Form 10-K, Deloitte would be dismissed as the Company’s independent registered public accounting firm. The engagement was completed and the dismissal occurred in March 2006. Deloitte’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2004 and 2005, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2004 and 2005 and the subsequent period through February 17, 2006, there were no reportable events described in Item 304(a)(1)(v) of Regulation S-K and there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference thereto in their reports on the financial statements for such years except as described in this paragraph. With respect to 2004 there were disagreements with Deloitte with respect to the impairment of a receivable and the recording of an income tax benefit. The disagreements were resolved and the Company recorded corresponding adjustments prior to finalizing its 2004 audited financial statements. The Audit Committee discussed these matters with Deloitte. Also, the Company reported a material weakness in the Company’s internal controls at December 31, 2004, with respect to inadequate support for management’s estimates regarding the impairment of the receivable, and with respect to the Company’s documentation related to the income tax benefit. The Company determined that the documentation in these regards was not sufficient to support the accounting treatment originally proposed, and described the related weakness in the Company’s internal controls at December 31, 2004. There were no disagreements or reportable events with respect to the 2005 financial statements, and no material weaknesses in internal controls at December 31, 2005, were identified.

On February 17, 2006, the Audit Committee appointed Ernst & Young LLP as the Company’s new independent registered public accounting firm, subject to that firm’s acceptance of the appointment and to shareholder ratification. The engagement letter was signed on February 24, 2006. During the fiscal years ended December 31, 2003, 2004 and 2005, and through February 24, 2006, neither the Company nor anyone acting on its behalf consulted with Ernst & Young LLP regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K. The Company has authorized Deloitte to respond fully to any inquiries by Ernst & Young LLP regarding matters related to the disagreements described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2007. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE RATIFICATION OF SUCH APPOINTMENT.

ITEM 3.

APPROVAL OF THE 2007 RESTRICTED STOCK PLAN

The following summary of the Company’s 2007 Restricted Stock Plan (the “2007 Plan”) is qualified in its entirety by reference to the full text of the 2007 Plan, which is attached to this Proxy Statement as Appendix B.

General

The purpose of the 2007 Plan is to advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by officers and key employees if any performance criteria specified at the time of the award are achieved and the employee continues to be employed for a specified period, and by enabling the Company to attract and retain the services of officers and key employees upon whose judgment, interest and special effort the successful conduct of its operations largely depends.

The 2007 Plan authorizes the granting of restricted stock to eligible employees, as described more fully below. (In this Item 3, we sometimes refer to grants of restricted stock as simply “awards.”)

Available Shares

Up to 1,500,000 shares of the Company’s Common Stock will be available for issuance under the 2007 Plan, of which no more than 250,000 shares may be granted to any one participant during any calendar year.

The aggregate number of shares of Common Stock authorized for issuance is subject to adjustment in the event of any stock dividend or split, recapitalization, merger, consolidation, combination, spin-off, split-up, exchange of shares or other similar corporate change which affects the total number of shares outstanding. Moreover, in the event of any such corporate change which affects the total number of shares outstanding, the number of shares of restricted stock outstanding pursuant to any award will be similarly adjusted.

Administration

The 2007 Plan is administered by the Compensation and Development Committee of the Board of Directors described above (for ease of reference in this Item 3, we will call the Compensation and Development Committee of the Board of Directors simply the “Committee”). The Committee must consist of not less than two directors who are “non-employee directors” (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934) and who are “outside directors” (within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code). If each member of the Committee does not so qualify, the Committee must designate a subcommittee (each of the members of which does so qualify) to approve awards to particular individuals, including each of the named executive officers.

Among other functions, the Committee has the authority:

•	to establish rules for the administration of the 2007 Plan;

•	to determine the officers and employees of the Company and its affiliates to whom restricted stock will be granted;

•	to determine the number of shares covered by such awards; and

•	to set the terms and conditions of such awards (in the discretion of the Committee, the terms of awards may differ from participant to participant).

Subject to the express terms of the 2007 Plan, determinations and interpretations with respect to the 2007 Plan will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all parties.

Eligibility

Participants in the 2007 Plan are selected by the Committee from among those officers and key employees who are recommended for participation by the Company’s Chief Executive Officer and who, in the opinion of the Committee, are in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success. The Committee’s designation of any person to receive an award does not require the Committee to designate such person to receive an award at any subsequent time. Approximately 40 officers and key employees are eligible for consideration to receive awards under the 2007 Plan.

Effective Date

The 2007 Plan will become effective on the date it is approved by the shareholders of the Company, which is expected to occur on the date of the Meeting, April 26, 2007.

Terms of Restricted Stock Awards

Restrictions.    Shares of restricted stock granted to participants under the 2007 Plan will be subject to such restrictions as the Committee may impose. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. The Committee may condition the lapse of such restrictions on the passage of time, the attainment of specified performance goals, or otherwise. The Committee may impose a grant restriction which is related to a specified performance goal so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. These performance goals may consist of one or more of the following criteria, as determined by the Committee: (i) earnings per share; (ii) return on equity; (iii) return on invested capital; (iv) return on assets; (v) revenue growth; (vi) earnings before interest, taxes, depreciation and amortization; (vii) earnings before interest, taxes and amortization; (viii) operating income; (ix) pre- or after-tax income; (x) cash flow; (xi) cash flow per share; (xii) net earnings; (xiii) economic value added (or an equivalent metric); (xiv) share price performance; (xv) total shareholder return; (xvi) improvement in or attainment of expense levels; (xvii) improvement in or attainment of working capital levels; (xviii) debt reduction; or (xix) strategic and leadership goals (provided, however, that strategic and leadership goals must be (a) able to be objectively determined for each participant such that an award based in whole or part on strategic and leadership goals would not fail to qualify as “qualified performance-based compensation” under Treas. Reg. 1.162-27(e) promulgated under Section 162(m) of the Code, or (b) such goals are used solely by the Committee for the purposes of exercising its negative discretion to lower the amount actually paid as a bonus award).

Forfeiture.    Except as otherwise determined by the Committee and subject to the change of control provisions described below, upon termination of a participant’s employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be forfeited. The customary form of award will include exceptions to the forfeiture requirements in the event of a termination of employment because of retirement, death or disability.

Voting and Dividends.    Prior to (and after) the lapse of the applicable restrictions on the restricted stock, shares of restricted stock are entitled to vote and receive dividends on the same basis as all other shares of outstanding Common Stock.

Limits on Transferability.    No restricted stock, other than restricted stock on which the restrictions have lapsed, may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution.

Change of Control

In the event of a “Change of Control” of the Company restricted stock that is not then vested will vest upon the date of the Change of Control and each holder of restricted stock will have the right, within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of such restricted stock, an amount of cash equal to the highest of (i) the fair market value of such restricted stock on the date of surrender; (ii) the highest price per share of Common Stock paid in the transaction giving rise to the Change of Control multiplied by the number of shares of restricted stock surrendered; or (iii) the fair market value of such restricted stock on the effective date of the Change of Control.

The 2007 Plan includes in the definition of a “Change of Control” the following:

(a)	certain acquisitions by individuals or groups of beneficial ownership of 20% or more of either (i) the then outstanding shares of Common Stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

(b)	persons who, on October 12, 2006, constituted the Board and any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on October 12, 2006, or whose appointment, election or nomination for election was previously so approved, cease to constitute a majority of the number of directors then serving;

(c)	certain transactions in which the Company is reorganized, merged or consolidated or all or substantially all of the assets of the Company are sold or otherwise disposed of; or

(d)	the shareholders of the Company approve a complete liquidation or dissolution of the Company.

Amendment, Modification and Termination

The Board may at any time amend, alter, suspend, discontinue or terminate the 2007 Plan (subject to shareholder approval if required by or deemed by the Board to be desirable under applicable law, regulation, or exchange listing requirement). Termination of the 2007 Plan will not affect the rights of participants with respect to awards previously granted to them under the 2007 Plan, and all unexpired awards will continue in force and effect after termination of the 2007 Plan except as they may lapse or be terminated by their own terms and conditions.

Withholding

The Company is entitled to withhold the amount of any tax attributable to any amount payable or shares of Common Stock deliverable under the 2007 Plan, and the Company may defer making any such payment or delivery if any such tax may be pending, unless and until indemnified to its satisfaction. A participant may elect to pay all or a portion of the federal, state and local withholding taxes arising in connection with an award by electing to (a) have the Company withhold shares of Stock received in connection with such benefit provided, however, that the amount to be withheld shall not exceed the Company’s minimum statutory federal, state and local tax withholding obligations for the participant (“Minimum Obligations”) associated with the transaction, (b) have the Company withhold up to 50% of the shares of Stock received in connection with such benefit provided that the participant can demonstrate that the participant holds previously owned shares of Stock (“Previous Shares”) equal to the difference between the amount withheld and the Minimum Obligations and that the Previous Shares have been held for a minimum of six months and the participant agrees to hold the Previous Shares for at least six months from the date of the election, (c) deliver up to 50% of other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld provided that the shares have been held by the participant for a minimum of six months, or (d) pay the withholding amount in cash.

Certain Federal Income Tax Consequences

A participant will not recognize income at the time an award of restricted stock is made under the 2007 Plan, unless the participant makes the election described below. However, a participant who has not made the election will recognize ordinary income at the time the restrictions on the Common Stock lapse. The ordinary income recognized will be in an amount equal to the fair market value of the restricted stock at such time. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. In prior years we have provided a tax gross-up payment to the recipient at the time he recognized income from the award. We are eliminating the tax gross-up element of compensation for equity awards granted in 2007 because we no longer believe it is necessary to attract and retain qualified executives. The amount of the targeted restricted stock awards may increase somewhat in 2007 and future years in light of elimination of the tax gross-up and other factors. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. Any dividends paid in Common Stock will be treated as an award of additional restricted stock subject to the tax treatment just described.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

Vote Required

Assuming that a quorum is present, the 2007 Plan will be approved if more shares are voted in favor of approval than are voted against approval, provided that the total votes cast on the proposal represents over 50% of the shares entitled to vote on the proposal. Under Wisconsin law, any shares not voted at the Annual Meeting with respect to the 2007 Plan (whether as a result of abstention, broker nonvote or otherwise) will have no impact on the vote so long as enough votes are cast to satisfy the 50% requirement.

THE BOARD RECOMMENDS A VOTE FOR THE 2007 PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE 2007 PLAN.

ITEM 4.

OTHER MATTERS

Company management knows of no business which will be presented for action at the Meeting other than those items identified in the Notice of Annual Meeting. Pursuant to the Company’s Bylaws, written notice of any shareholder proposals to be presented at the Meeting must have been received by the Secretary no later than March 7, 2007. As no notice of any shareholder proposals was received, no business may be brought before the Meeting by any shareholders. If other matters are brought before the Meeting by the Board of Directors, it is intended that proxies will be voted at the Meeting in accordance with the judgment of the person or persons exercising the authority conferred by such proxies.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

The Company welcomes comments or suggestions from its shareholders. In the event a shareholder desires to have a proposal formally considered at the annual shareholders’ meeting on April 24, 2008, and included in the proxy statement for that meeting, the proposal must be in writing and received by the Secretary of the Company on or before November 16, 2007, and must otherwise comply with the applicable rules of the SEC. Under the Company’s Bylaws, appropriate shareholder proposals will be presented at the 2008 annual meeting without inclusion in the proxy materials if such proposals are received by the Company no later than March 5, 2008.

In addition, the Company’s Bylaws establish procedures for shareholder nominations for election of directors of the Company and bringing business before any annual meeting of shareholders of the Company. Among other things, to bring business before an annual meeting or to nominate a person for election as a director at an annual meeting, a shareholder must give written notice to the Secretary of the Company not less than 50 days (and, in the case of nominations, not more than 90 days) prior to the third Thursday after the first Friday in the month of April next following the last annual meeting held. The notice must contain certain information about the proposed business or the nominee and the shareholder making the proposal as specified in the Bylaws.

Any shareholder interested in making a nomination or proposal should request a copy of the applicable Bylaw provisions from the Secretary of the Company and send any such nomination or proposal to the Secretary of the Company at the Company’s executive offices at 777 East Wisconsin Avenue, 11th Floor, Milwaukee, Wisconsin 53202.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE PROXY CARD OR VOTE BY PHONE OR BY INTERNET ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER OR BANK, ONLY YOUR BROKER OR BANK CAN SUBMIT THE PROXY CARD ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO SUBMIT THE PROXY CARD ON YOUR BEHALF.

UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, ADDRESSED TO THE SECRETARY OF THE COMPANY, THE COMPANY WILL PROVIDE TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF THE COMPANY’S 2006 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

By Order of the Board of Directors

John L. Hammond
Secretary

Appendix A

Sensient Technologies Corporation

Director Selection Criteria

Career Background

In order to be considered as a potential or continuing member of the Board of Directors of Sensient Technologies Corporation (the “Company”), candidates should have relevant business and industry experience, including a background in at least one of the following areas:

•	Substantial recent business experience at the senior management level, preferably as chief executive officer.

•	Recent leadership position in the administration of a major college or university.

•	Recent specialized expertise at the doctoral level in a science or discipline important to the Company’s business.

•	Recent prior senior level governmental or military service.

In addition, international experience in geographic areas which are significant to the Company is highly desirable.

The Board will consider the desirability of the continued service of directors who change their primary employment. Such directors shall tender their resignation in such circumstance to assist the Board in evaluating such desirability on a timely basis.

Personal

Candidates should possess strong personal attributes, including ability, unquestionable integrity and honesty, leadership, independence, interpersonal skills and strong moral values.

Candidates (other than the CEO) should be independent of management and free of potential conflicts with the Company’s interests.

NOTE: CANDIDATES ARE GENERALLY EXPECTED TO MEET THE INDEPENDENCE REQUIREMENTS RELATING TO DIRECTORS UNDER APPLICABLE LAWS AND REGULATIONS.

Other

In considering any particular candidate, the Board will consider the following additional factors:

•	The candidate’s ability to work constructively with other members of the Board and with management.

•	Whether the candidate brings an appropriate mix of skills and experience that will enhance the diversity and overall composition of the Board.

•

Whether the candidate is able to devote the time necessary to properly discharge his or her responsibilities. The Board will consider the number of other boards on which the candidate serves, and the likelihood that such other service will interfere with the candidate’s ability to perform his or her responsibilities to the Company.

Candidates will be considered without discrimination because of their race, religion, color, sex, age, national origin, disability, veteran or military status, or any other characteristic protected by state, federal or local law.

A-1

Appendix B

SENSIENT TECHNOLOGIES CORPORATION

2007 RESTRICTED STOCK PLAN

Section 1     Establishment, Purpose and Effective Date of Plan.

1.1    Establishment.    Sensient Technologies Corporation, a Wisconsin corporation (the “Company”), hereby establishes the “SENSIENT TECHNOLOGIES CORPORATION 2007 RESTRICTED STOCK PLAN” (the “Plan”) for officers and key employees. This Plan permits the grant of Restricted Stock, as described herein.

1.2    Purpose.    The purpose of this Plan is to advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by its officers and key employees, and by enabling the Company to attract and retain the services of officers and key employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

1.3    Effective Date.    This Plan shall become effective as of such date as this Plan is approved by the shareholders of the Company at an annual meeting or special meeting thereof by a simple majority of the number of shares represented at such meeting in person or by proxy (the “Effective Date”).

Section 2     Definitions.

2.1    Definitions.    Capitalized terms used herein without definition shall have the respective meanings set forth below:

(a)	“Award” means a Restricted Stock grant, or any other benefit conferred under the terms hereof.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means the Compensation and Development Committee of the Board.

(e)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)	“Fair Market Value” means, as of any date of determination, the closing price of a share of Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Stock are traded or quoted at the relevant time) as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

(g)	“Participant” means any individual designated by the Committee to participate in this Plan.

(h)	“Performance Goals” means one or more of the following criteria, as determined by the Committee: (i) earnings per share; (ii) return on equity; (iii) return on invested capital; (iv) return on assets; (v) revenue growth; (vi) earnings before interest, taxes, depreciation and amortization; (vii) earnings before interest, taxes and amortization; (viii) operating income; (ix) pre- or after-tax income; (x) cash flow; (xi) cash flow per share; (xii) net earnings; (xiii) economic value added (or an equivalent metric); (xiv) share price performance; (xv) total shareholder return; (xvi) improvement in or attainment of expense levels; (xvii) improvement in or attainment of working capital levels; (xviii) debt reduction; or (xix) strategic and leadership goals (provided, however, that strategic and leadership goals must be (a) able to be objectively determined for each participant such that an award based in whole or part on strategic and leadership goals would not fail to qualify as “qualified performance-based compensation” under Treas. Reg. 1.162-27(e) promulgated under Section 162(m) of the Code, or (b) such goals are used solely by the Committee for the purposes of exercising its negative discretion).

(i)	“Period of Restriction” means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 7 hereof.

(j)	“Restricted Stock” means Stock granted to a Participant pursuant to Section 7 hereof.

(k)	“Stock” means the Common Stock of the Company, par value of $0.10.

2.2    Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender when used in this Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the singular.

Section 3    Eligibility and Participation.

Participants in this Plan shall be selected by the Committee from among those officers and key employees of the Company and its subsidiaries, including subsidiaries which become such after adoption hereof, who are recommended for participation by the Company’s Chief Executive Officer and who, in the opinion of the Committee, are in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success. The Committee’s designation of any person to receive an Award shall not require the Committee to designate such person to receive an Award at any subsequent time.

Section 4    Administration.

4.1    Administration.    This Plan shall be administered by the Committee.

4.2    Powers and Authority of the Committee.    The Committee, by majority action thereof, shall have complete and sole authority to:

(a)	designate officers and key employees to receive Awards;

(b)	determine the number of shares of Stock to be covered by Awards granted to Participants;

(c)	determine the terms and conditions of any Award granted to any Participant (which may, in the discretion of the Committee, differ from Participant to Participant), including, without limitation, provisions relating to the vesting of Restricted Stock rights over a period of time, upon the attainment of specified Performance Goals, or otherwise;

(d)	interpret this Plan and apply its provisions, and prescribe, amend and rescind rules, regulations, procedures, and forms relating to this Plan;

(e)	authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

(f)	amend any outstanding agreement relating to any Award, subject to applicable legal restrictions and, to the extent such amendment may adversely affect the Participant who entered into such agreement, to the consent of such Participant;

(g)	prescribe the consideration for the grant of each Award hereunder and determine the sufficiency of such consideration; and

(h)	make all other determinations and take all other actions deemed necessary or advisable for the administration hereof and provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and its affiliates in connection herewith; but only to the extent that any of the foregoing are not contrary to the express provisions hereof. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions hereof shall be final, binding and conclusive for all purposes and upon all persons. The Committee’s decisions need not be uniform and may be made selectively among Participants, whether or not they are similarly situated.

4.3    Composition of the Committee.    The Committee shall consist of not less than two directors. Each member of the Committee shall be a “nonemployee director” (within the meaning of Rule 16b-3 under the Exchange Act); provided, however, that in the event any Committee member is not a “nonemployee director,”

then the Committee shall, with respect to any Award to be made to any Participant who is subject to Section 16 of the Exchange Act (“Section 16 Participant”), delegate its functions with respect to such Award to a subcommittee (of not less than two directors) which consists exclusively of members who are “nonemployee directors.” Further, the Committee may delegate to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to this Plan, other than with respect to Section 16 Participants. A majority of the members of the Committee (or subcommittee, as the case may be) shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

Section 5    Stock Subject to Plan.

5.1    Number.    The total number of shares of Stock reserved and available for issuance under this Plan shall initially be 1,500,000. The number of shares of Stock reserved and available for issuance hereunder shall be subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3 hereof. No Participant may be granted Awards under this Plan with respect to more than 250,000 shares of Stock (subject to adjustment) during any calendar year. The shares to be issued under this Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

5.2    Unused Stock.    In the event any shares of Stock that are subject to an Award cease to be subject to such Award (whether due to expiration, cancellation, termination, forfeiture, or otherwise) with such Stock being forfeited back to the Company, then the shares of Stock subject to such Award shall again become available for future Awards hereunder.

5.3    Adjustment in Capitalization.    In the event of any change in the outstanding shares of Stock that occurs by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, spin-off, split-up, exchange of shares or other similar corporate change such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the aggregate number and type of equity authorized for issuance hereunder as well as the number and type of equity subject to each outstanding Award shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee shall also make appropriate adjustments in the number of shares of Stock authorized for issuance hereunder and make such other adjustments as it deems necessary or appropriate so as to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan.

Section 6    Duration of Plan.

This Plan shall remain in effect, subject to the Board’s right to earlier terminate this Plan pursuant to Section 11 hereof, until all shares of Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted hereunder on or after the tenth (10th) anniversary of the Effective Date.

Section 7    Restricted Stock.

7.1    Grant of Restricted Stock.    Subject to the provisions of Sections 5 and 6 hereof, the Committee, at any time and from time to time, may grant shares of Restricted Stock hereunder to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be evidenced by a written agreement (“Restricted Stock Agreement”).

7.2    Other Restrictions.    The Committee shall, in the terms and conditions of the Restricted Stock Agreement, impose such restrictions on any shares of Restricted Stock granted pursuant to this Plan as it may deem advisable (including, without limitation, restrictions under applicable Federal or state securities laws), and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. The restrictions may be based upon the attainment of Performance Goals so that the Award qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may also base the restrictions upon such other conditions, restrictions and contingencies as the Committee may determine.

7.3    Registration.    Any Restricted Stock granted hereunder to a Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted hereunder to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the event such Restricted Stock is issued in book-entry form, the depository and the Company’s transfer agent shall be provided with notice referring to the terms, conditions and restrictions applicable to such Restricted Stock, together with such stop-transfer instructions as the Committee deems appropriate.

7.4    Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment of a Participant due to death, disability, or for any other reason, during the applicable period of restriction, all shares of Restricted Stock still subject to restriction under the terms of the Restricted Stock Agreement shall be immediately and automatically forfeited to the Company.

7.5    Voting Rights.    During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

7.6    Dividends and Other Distributions.    During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

7.7    Nontransferability of Restricted Stock.    No shares of Restricted Stock granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until the termination of the applicable Period of Restriction. All rights with respect to the Restricted Stock granted to a Participant hereunder shall be exercisable during his lifetime only by such Participant.

Section 8    Beneficiary Designation.

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit hereunder is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.

Section 9    Rights of Employees.

Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time nor confer upon any Participant any right to continue in the employment of the Company.

Section 10    Change of Control.

10.1    In the event of a “Change of Control” (as hereinafter defined), Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the highest of (i) the Fair Market Value of such Restricted Stock on the date of surrender; (ii) the highest price per share of Stock paid in the transaction giving rise to the Change of Control multiplied by the number of shares of Restricted Stock surrendered; or (iii) the Fair Market Value of such Restricted Stock on the effective date of the Change of Control.

10.2    A “Change of Control” of the Company means:

(a)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section; or

(b)	individuals who, as of October 12, 2006, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to October 12, 2006, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)	consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 11    Amendment, Modification and Termination of Plan.

11.1    Amendments and Termination.    The Board may at any time amend, alter, suspend, discontinue or terminate this Plan; provided, however, that stockholder approval of any amendment of this Plan shall be obtained if otherwise required by (a) the Code or any rules promulgated thereunder, or (b) the listing requirements of the principal securities exchange or market on which the Stock is then traded (including in order to maintain the listing or quotation of the Stock thereon). An amendment or termination of this Plan shall not adversely affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

11.2    Waiver of Conditions.    The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any Award granted hereunder.

Section 12    Taxes.

The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares of Stock deliverable under this Plan after giving the person entitled to receive such amount or shares of Stock notice as far in advance as practicable, and the Company may defer making any such payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. A Participant may by written election, elect to pay all or a portion of the federal, state and local withholding taxes arising in connection with the lapse of restrictions on Restricted Stock, by electing to (a) have the Company withhold shares of Stock received in connection with such benefit provided, however, that the amount to be withheld shall not exceed the Company’s minimum statutory federal, state and local tax withholding obligations for the Participant (“Minimum Obligations”) associated with the transaction, (b) have the Company withhold up to 50% of the shares of Stock received in connection with such benefit provided that the Participant can demonstrate that the Participant holds previously owned shares of Stock (“Previous Shares”) equal to the difference between the amount withheld and the Minimum Obligations and that the Previous Shares have been held for a minimum of six months and the Participant agrees to hold the Previous Shares for at least six months from the date of the election, (c) deliver up to 50% of other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld provided that the shares have been held by the Participant for a minimum of six months, or (d) pay the withholding amount in cash. The written election must be made on or before the date as of which the amount of tax to be withheld is determined. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the Participant in cash.

Section 13    Indemnification.

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 14    Miscellaneous.

Any Award may also be subject to other provisions (whether or not applicable to any Award made to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(a)	restrictions on resale or other disposition of financed shares; and

(b)	compliance with federal or state securities laws and stock exchange or market requirements.

Section 15    Requirements of Law.

15.1    Requirements of Law.    The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable foreign, Federal and State laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any foreign, Federal or State law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

15.2    Governing Law.    This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the internal laws of the State of Wisconsin.

Section 16    No Limitation on Compensation; No Impact on Benefits.

Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program. No person shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

Section 17    No Constraint on Corporate Action.

Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any of its affiliates to take any action which such entity deems to be necessary or appropriate.

Section 18    Stockholder Rights.

A Participant shall have no rights as a stockholder with respect to any shares of Stock covered by an Award until he or she shall have become the holder of record of such share(s), and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such shares, except as otherwise specifically provided for in this Plan.

Section 19    Blue-Pencil.

If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

Section 20    Unfunded Plan.

This Plan is an unfunded plan and Participants in the Plan shall have the status of unsecured creditors of the Company with respect to the Plan.

Section 21    Headings and Captions.

The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

SENSIENT TECHNOLOGIES CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

To be held Thursday, April 26, 2007

2:00 p.m., Central Time

Peninsula Hotel

108 East Superior Street

Chicago, Illinois

[LOGO] SENSIENT	Sensient Technologies Corporation
777 East Wisconsin Avenue
	Milwaukee, Wisconsin 53202	proxy

This proxy is solicited on behalf of the Board of Directors of Sensient Technologies Corporation.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” all nominees listed in Item 1 and “FOR” Items 2 and 3.

By signing this proxy, you revoke all prior proxies and constitute and appoint KENNETH P. MANNING and JOHN L. HAMMOND, and each of them, with full power of substitution, your true and lawful Proxies, to represent and vote, as designated below, all shares of Common Stock of Sensient Technologies Corporation which you are entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the Peninsula Hotel, 108 East Superior Street, Chicago, Illinois, on Thursday, April 26, 2007, 2:00 p.m., Central Time, and at any adjournment thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy

COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-560-1965 - QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 25, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/sxt/ - QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 25, 2007.

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card appearing below, then detach this sheet along the dotted line and return this sheet in the postage-paid envelope we’ve provided or return to Sensient Technologies Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

\/ Please detach here \/

The Board of Directors Recommends a Vote FOR all Nominees listed in Item 1 and FOR Items 2 and 3.

1. Election of directors:	01	Hank Brown	04	William V. Hickey	07	Elaine R. Wedral
	02	Fergus M. Clydesdale	05	Kenneth P. Manning	08	Essie Whitelaw
	03	James A. D. Croft	06	Peter M. Salmon

☐	Vote FOR all nominees	☐	Vote WITHHELD from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any Indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Proposal to ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors of the Company for 2007.

☐ For ☐ Against ☐ Abstain

3. Proposal to approve the Sensient Technologies Corporation 2007 Restricted Stock Plan.

☐ For ☐ Against ☐ Abstain

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2 AND 3.

Address Change? Mark Box ☐ Indicate changes below:	The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing a proxy.

SENSIENT TECHNOLOGIES CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

To be held Thursday, April 26, 2007

2:00 p.m., Central Time

Peninsula Hotel

108 East Superior Street

Chicago, Illinois

[LOGO] SENSIENT	Sensient Technologies Corporation
777 East Wisconsin Avenue
	Milwaukee, Wisconsin 53202	proxy

This proxy is solicited on behalf of the Board of Directors of Sensient Technologies Corporation.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” all nominees listed in Item 1 and “FOR” Items 2 and 3.

By signing this proxy, you revoke all prior proxies and constitute and appoint KENNETH P. MANNING and JOHN L. HAMMOND, and each of them, with full power of substitution, your true and lawful Proxies, to represent and vote, as designated below, all shares of Common Stock of Sensient Technologies Corporation which you are entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the Peninsula Hotel, 108 East Superior Street, Chicago, Illinois on Thursday, April 26, 2007, 2:00 p.m., Central Time, and at any adjournment thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy

Company#

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE-1-800-560-1965-QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 25, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET-http://www.eproxy.com/sxt/-QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 25, 2007.

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card appearing below, then detach this sheet along the dotted line and return this sheet in the postage-paid envelope we’ve provided or return it to Sensient Technologies Corporation, c/o Shareholder Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

\/ Please detach here \/

Savings Plan — 401(K) or Employee Stock Ownership Plan— “ESOP”

The Board of Directors Recommends a Vote FOR all Nominees listed in Item 1 and FOR Items 2 and 3.

1. Election of directors:	01 Hank Brown	04 William V. Hickey	07 Elaine R. Wedral
	02 Fergus M. Clydesdale	05 Kenneth P. Manning	08 Essie Whitelaw
	03 James A. D. Croft	06 Peter M. Salmon

☐	Vote FOR	☐	Vote WITHHELD
	all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Proposal to ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors of the Company for 2007.

☐ For ☐ Against ☐ Abstain

3. Proposal to approve the Sensient Technologies Corporation 2007 Restricted Stock Plan.

☐ For ☐ Against ☐ Abstain

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2 AND 3.

Address Change? Mark Box ☐ Indicate Changes below:	The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

Date

Signature (s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing a proxy.